                      REPRESENTATIVE FORM OF PROSPECTUS SUPPLEMENT
                      SUBJECT TO COMPLETION, DATED JANUARY 7, 2005

    Prospectus Supplement dated [________], 2005 to Prospectus dated [_______], 2005

                                [AMERICAN EXPRESS LOGO]
                            American Express Issuance Trust
                                         Issuer
                American Express Receivables Financing Corporation V LLC
               American Express Receivables Financing Corporation VI LLC
               American Express Receivables Financing Corporation VII LLC
                                      Transferors
                 American Express Travel Related Services Company, Inc.
                                        Servicer

                                Charge Series 2005-[__]
                 $[__________] Class A Floating Rate Asset Backed Notes
                 $[__________] Class B Floating Rate Asset Backed Notes
                 $[__________] Class C Floating Rate Asset Backed Notes

The issuer will issue and sell: Class A Notes                     Class B Notes                     Class C Notes
Stated principal amount         $[_________]                      $[_________]                      $[_________]
Note interest rate              One-month LIBOR plus [__]% per    One-month LIBOR plus [__]% per    One-month LIBOR plus [__]% per
                                year                              year                              year
Interest payment dates          15th day of each calendar month,  15th day of each calendar month,  15th day of each calendar month,
                                beginning in [____], 2005         beginning in [____], 2005         beginning in [____], 2005
Expected final payment date     [__________]                      [__________]                      [__________]
Legal maturity date             [__________]                      [__________]                      [__________]
Price to public                 $[_________] (____)%              $[_________] (____)%              $[_________] (____)%
Underwriting discount           $[_________] (____)%              $[_________] (____)%              $[_________] (____)%
Proceeds to the issuer          $[_________] (____)%              $[_________] (____)%              $[_________] (____)%

The assets of the issuer securing the Charge Series 2005-[__] notes include:

• receivables arising in designated consumer and small business charge accounts owned by American Express Travel Related Services Company, Inc., American Express Centurion
  Bank and American Express Bank, FSB; and

• the collection account, the excess funding account and any other supplemental accounts in asset pool one, including the principal funding account and the accumulation reserve account, for the benefit of the Charge Series 2005-[__] notes, and the Class C reserve account, for the benefit of the Charge Series 2005-[__] Class
  C notes.

In the future, the assets of the issuer securing the Charge Series 2005-[__] notes may include:

• receivables arising in designated commercial charge accounts owned by American
  Express Travel Related Services Company, Inc. or any of its affiliates;

• receivables arising in additional designated consumer and small business charge accounts owned by American Express Travel Related Services Company, Inc., American
  Express Centurion Bank, American Express Bank, FSB or any of their affiliates; and

• one or more collateral certificates issued by master trusts or other securitization special purpose entities whose assets consist primarily of receivables arising in designated charge accounts owned by American Express Travel Related Services Company,
  Inc., American Express Centurion Bank, American Express Bank, FSB or any of their affiliates.

You should consider the discussion under "Risk Factors" beginning on page S-16 of this prospectus supplement and on page 15 of the accompanying prospectus before you purchase any Charge Series 2005-[__] notes.

The Charge Series 2005-[__] notes are obligations of the issuer only and are not obligations of any other person. The Charge Series 2005-[__] notes are secured by only some of the assets of the issuer. Noteholders will have no recourse to any other assets of the issuer for the payment of interest on and principal of the Charge Series
2005-[__] notes.

The Charge Series 2005-[__] notes are not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other governmental agency or instrumentality.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

                                      Underwriters

    {A Co.}                           {B Co.}                              {C Co.}

   The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended.  We may not sell these securities until the registration statement filed with the SEC is effective and we deliver a final prospectus supplement and accompanying prospectus.  This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any jurisdiction where the offer or sale is prohibited.

                  Important Notice about Information Presented in this
                 Prospectus Supplement and the Accompanying Prospectus

     We provide information to you about the Charge Series 2005-[__] notes in two separate documents that progressively provide more detail: (i) this prospectus supplement, which will describe the specific terms of the Charge Series 2005-[__]
notes and (ii) the accompanying prospectus, which provides general information about each series of notes which may be issued by American Express Issuance Trust, some of which may not apply to the Charge Series 2005-[__] notes.

     This prospectus supplement may be used to offer and sell the Charge Series
2005-[__] notes only if accompanied by the prospectus.

     This prospectus supplement may supplement disclosure in the accompanying prospectus. If the description of the terms of the Charge Series 2005-[__] notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information.

     We are not offering the Charge Series 2005-[__] notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated
on their respective covers.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

                                 _____________________

                                             i

                                  Transaction Summary

-----------------------------------------------------------------------------------------
  Issuer:                      American Express Issuance Trust

  Transferors:                 American Express Receivables Financing Corporation V
                               LLC, American Express Receivables Financing Corporation
                               VI LLC and American Express Receivables Financing
                               Corporation VII LLC

  Servicer:                    American Express Travel Related Services Company, Inc.

  Originators of the           American Express Travel Related Services Company, Inc.,
  Receivables:                 American Express Centurion Bank and American Express
                               Bank, FSB

  Owner Trustee:               Wilmington Trust Company

  Indenture Trustee:           The Bank of New York

  Expected Issuance Date:      [________], 2005

  Servicing Fee Rate:          2.00%

  Clearance and Settlement:    DTC/Clearstream/Euroclear

  Asset Pool:                  One

  Groups:                      Reallocation Group A

                               Shared Excess Available Finance Charge Collections Group A

                               Shared Excess Available Principal Collections Group A
-----------------------------------------------------------------------------------------

                              Class A Notes        Class B Notes        Class C Notes
Stated Principal Amount      $[_______]           $[_______]           $[_______]

Anticipated Ratings: *       Aaa/AAA/AAA          A2/A/A               Baa2/BBB/BBB

(Moody's/Standard & Poor's/Fitch)

Credit Enhancement:          Subordination of     Subordination of     Class C reserve
                             Class B notes and    Class C notes        account
                             Class C notes

Note Interest Rate:          One-month LIBOR      One-month LIBOR      One-month LIBOR
                             plus [__]% per year  plus [__]% per year  plus [__]% per year

Interest Accrual Method:     Actual/360           Actual/360           Actual/360

Interest Payment Dates:      Monthly (15th)       Monthly (15th)       Monthly (15th)

First Interest Payment       [________]           [________]           [________]
  Date:

LIBOR Determination Date:    2 London business    2 London business    2 London business
                             days before each     days before each     days before each
                             interest payment     interest payment     interest payment
                             date                 date                 date

Expected Final Payment       [________]           [________]           [________]
Date:

Legal Maturity Date:         [________]           [________]           [________]

ERISA Eligibility            Yes, subject to      Yes, subject to      Yes, subject to
  (investors are             important            important            important
  cautioned to consult       considerations       considerations       considerations
  with their counsel):       described in         described in         described in
                             "Benefit Plan        "Benefit Plan        "Benefit Plan
                             Investors" in the    Investors" in the    Investors" in the
                             accompanying         accompanying         accompanying
                             prospectus           prospectus           prospectus

 Debt for United States      Yes, subject to      Yes, subject to      Yes, subject to
  Federal Income Tax         important            important            important
  Purposes (investors are    considerations       considerations       considerations
  cautioned to consult       described in         described in         described in
  with their tax counsel):   "Federal Income      "Federal Income      "Federal Income
                             Tax Consequences"    Tax Consequences"    Tax Consequences"
                             in the               in the               in the
                             accompanying         accompanying         accompanying
                             prospectus           prospectus           prospectus
______________
     * It is a condition to the issuance of the Charge Series 2005-[__] notes that at least one of these ratings be obtained.

                                             ii

                                     Table of Contents

      Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted

      Limited Recourse to the Issuer; Security for the Charge Series 2005-[__]

                                             iii

                                     Table of Contents
                                        (continued)                                  Page

      Allocation of Reductions in Nominal Liquidation Amounts from Reallocated
         Principal Collections; Charge Series 2005-[__] Default Amount; and
         Charge-Offs..................................................................S-35

      Payments of Principal...........................................................S-36

      Limit on Allocations of Charge Series 2005-[__] Available Principal
         Collections and Charge Series 2005-[__] Available Finance Charge
         Collections..................................................................S-36

      Deposits of Withdrawals from the Class C Reserve Account to the Principal

Annex I: Outstanding Series, Classes and Tranches of Notes Secured by Asset Pool
      One..............................................................................A-1

                                             iv

                             Prospectus Supplement Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and the accompanying prospectus before you purchase any notes.

Risk Factors

Investment in the Charge Series 2005-[__] notes involves risks. You should consider carefully the risk factors beginning on page S-16 of this prospectus supplement and on page 15 of the accompanying prospectus.

The Issuer

American Express Issuance Trust, a Delaware statutory trust, is the issuer of the notes. Its address is American Express Issuance Trust, c/o Wilmington Trust Company,
1100 North Market Street, Wilmington, Delaware 19890-1600, and its telephone number is
(302) 651-1000.

American Express Receivables Financing Corporation V LLC, American Express Receivables
Financing Corporation VI LLC and American Express Receivables Financing Corporation
VII LLC are the transferors to asset pool one, which is an asset pool established by the American Express Issuance Trust. American Express Travel Related Services Company,
Inc. is the servicer of asset pool one.

American Express Travel Related Services Company, Inc., American Express Centurion
Bank and American Express Bank, FSB are the account owners of the designated accounts in which the receivables in asset pool one arise.

We refer to the American Express Issuance Trust as the "issuance trust" or the
"issuer." We refer to American Express Receivables Financing Corporation V LLC as "RFC
V," to American Express Receivables Financing Corporation VI LLC as "RFC VI" and to
American Express Receivables Financing Corporation VII LLC as "RFC VII." We refer to
RFC V, RFC VI and RFC VII collectively as the "transferors." We refer to American
Express Travel Related Services Company, Inc. as "TRS," an "account owner" or the
"servicer." We refer to American Express Centurion Bank as "Centurion" or an "account owner." We refer to American Express Bank, FSB as "FSB" or an "account owner." We refer to TRS, Centurion and FSB collectively as the "account owners."

Securities Offered

$[_____] of Class A notes;

$[_____] of Class B notes; and

$[_____] of Class C notes.

Credit enhancement for the Class A notes is provided by the subordination of the Class
B notes and the Class C notes. Credit enhancement for the Class B notes is provided by the subordination of the Class C notes. Credit enhancement for the Class C notes is provided by the Class C reserve account. See "-Subordination; Credit Enhancement" and
"The Notes-Subordination" in this prospectus supplement.

The Charge Series 2005-[__] notes are issued by, and obligations of, the issuer. The issuer expects to issue other series of notes secured by asset pool one which may have different stated principal amounts, interest rates, interest payment dates, expected final payment dates, legal maturity dates and other characteristics. In addition, the issuer may issue other series of notes secured by other asset pools which may have different stated principal amounts, interest rates, interest payment dates, expected final payment dates, legal maturity dates and other characteristics. See "The
Notes-Issuances of New Series, Classes and Tranches of Notes" in the accompanying prospectus.

Only the Charge Series 2005-[__] notes are being offered through this prospectus supplement and the accompanying prospectus.

                                          S-1

Asset Pool One

The issuer's assets will be separated into one or more asset pools. Currently, asset pool one is the only asset pool established by the issuer. For a description of the issuer's assets and asset pools generally, see "Prospectus Summary-Assets of the
Issuer," "The Issuer" and "Sources of Funds to Pay the Notes" in the accompanying prospectus.

The Charge Series 2005-[__] notes will be secured by the assets in asset pool one. In addition to Charge Series 2005-[__], the issuer may issue other series of notes that are secured by the assets in asset pool one. Each series of notes in asset pool one will be entitled to its allocable share of the assets in asset pool one. As of the date of issuance of Charge Series 2005-[__], the Charge Series 2005-[__] notes is the
[___] series of notes secured by asset pool one. See "The Notes-Sources of Funds to
Pay the Notes-Asset Pool One" in this prospectus supplement.

The issuer may establish additional asset pools, with assets separate and distinct from those of asset pool one, that will secure other series, classes and tranches of notes issued by the issuer. Charge Series 2005-[__] noteholders will have no recourse to the assets of any asset pool other than asset pool one, and the Charge Series
2005-[__] notes will not be secured by the assets of any asset pool other than asset pool one. See "The Notes-Sources of Funds to Pay the Notes-Asset Pool One" in this prospectus supplement.

As of the date of this prospectus supplement, asset pool one's primary assets are receivables arising in designated consumer and small business charge accounts owned by
TRS, Centurion and FSB and funds on deposit in the issuer trust accounts for asset pool one. The receivables consist of principal receivables and finance charge receivables.

The following information is as of [_______], 2005:

     •Receivables in asset pool one: $[______________]

     •Accounts designated to asset pool one: [____________]

See "The Total Charge Portfolio" and "The Asset Pool One Portfolio" in this prospectus supplement.

In the future, asset pool one may include receivables arising in designated commercial charge accounts owned by TRS or any of its affiliates and receivables arising in additional designated consumer and small business charge accounts owned by TRS,
Centurion, FSB or any of their affiliates. See "The Total Charge Portfolio" and "The
Notes-Addition of Assets" in this prospectus supplement. All receivables included in an asset pool, including asset pool one, must satisfy certain eligibility criteria.
See "The Notes-Addition of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes-Representations and Warranties" in the accompanying prospectus.

Additionally, in the future, asset pool one may include collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates. Any collateral certificate included in an asset pool, including asset pool one, must satisfy certain eligibility criteria. See "The Notes-Addition of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes-Representations and
Warranties" in the accompanying prospectus.

See "The Notes-Sources of Funds to Pay the Notes-Asset Pool One" in this prospectus supplement and "Prospectus Summary-Assets of the Issuer," "The Issuer" and "Sources of
Funds to Pay the Notes" in the accompanying prospectus.

                                          S-2

Key Operating Documents

American Express Travel Related Services Company, Inc., American Express Centurion Bank and American Express Bank, FSB
Receivables
Receivables Purchase Agreements
American Express Receivables Financing Corporation V LLC, American Express Receivables Financing Corporation VI LLC and American Express Receivables Financing Corporation VII LLC
Issuance Trust
Indenture
Receivables
Transfer and Servicing Agreement
Asset Pool One
Asset Pool One Supplement
Charge Series 2005-[__]
Charge Series 2005-[__] Indenture Supplement
Noteholders

                                          S-3

Asset Pool One Required Transferor Amount

The interest in asset pool one not securing the Charge Series 2005-[__] notes or any other series, class or tranche of notes secured by asset pool one is the asset pool one transferor amount. For any monthly period, the asset pool one transferor amount equals the asset pool one pool balance as of the close of business on the last day of such monthly period  minus the aggregate nominal liquidation amount of all notes secured by asset pool one as of the close of business on such day.

Asset pool one has a minimum transferor amount requirement, referred to as the asset pool one required transferor amount. For any monthly period, the asset pool one required transferor amount equals the product of the asset pool one required transferor percentage and the amount of principal receivables in asset pool one as of the close of business on the last day of such monthly period. The asset pool one required transferor amount percentage currently is [__]%, although the transferors may change that percentage at any time, subject to the conditions described in "The
Notes-Asset Pool One Required Transferor Amount" in this prospectus supplement.

If, at the end of any monthly period, the asset pool one transferor amount for such monthly period and for the prior monthly period is less than the asset pool one required transferor amount for each such monthly period, the transferors will be required to transfer additional receivables or additional collateral certificates to asset pool one or to cause to be increased the invested amount of an existing collateral certificate included in asset pool one.

If, when required to do so, the transferors are unable to transfer additional receivables or additional collateral certificates to asset pool one or to cause to be increased the invested amount of an existing collateral certificate included in asset pool one, an early amortization event will occur with respect to the Charge Series
2005-[__] notes. See "The Indenture-Early Amortization Events" in the accompanying prospectus.

RFC V, RFC VI and RFC VII, as transferors to asset pool one, will initially hold the interest representing the asset pool one transferor amount. They may hold this interest either in certificated form or in uncertificated form. Any reference in this prospectus supplement to the asset pool one transferor certificate means the transferors' interest in the asset pool one transferor amount as evidenced in certificated or uncertificated form. A holder of an interest in the asset pool one transferor amount may sell all or a portion of that interest. The asset pool one transferor amount does not provide credit enhancement to the Charge Series 2005-[__]
notes.

See "The Notes-Asset Pool One Required Transferor Amount" in this prospectus supplement and "Sources of Funds to Pay the Notes-Required Transferor Amount" in the
accompanying prospectus for additional discussion on the asset pool one transferor amount in particular and the transferor amount in general.

Asset Pool One Required Pool Balance

For any monthly period, the asset pool one pool balance equals the sum of (i) the amount of principal receivables included in asset pool one, (ii) the aggregate invested amount of the collateral certificates included in asset pool one, if any, and
(iii) any amount on deposit in the excess funding account for asset pool one.

Asset pool one has a minimum pool balance requirement, referred to as the asset pool one required pool balance. For any monthly period, the asset pool one required pool balance equals the sum of (i) for all notes secured by asset pool one in their revolving period, the sum of the nominal liquidation amounts of those notes as of the close of business on the last day of such monthly period and (ii) for all other notes secured by asset pool one in their amortization period, the sum of the nominal liquidation amounts of those notes as of the close of business on the last day of the most recent revolving period for each of those notes, excluding any notes secured by asset pool one that will be paid in full on the applicable payment date for those notes in the following monthly period and any notes secured by asset pool one that will have a nominal liquidation amount of zero on the applicable payment date for those notes in the following monthly period.

                                          S-4

If, at the end of any monthly period, the asset pool one pool balance for such monthly period is less than the asset pool one required pool balance for such monthly period, the transferors will be required to transfer additional receivables or additional collateral certificates to asset pool one or to cause to be increased the invested amount of an existing collateral certificate included in asset pool one.

If, when required to do so, the transferors are unable to transfer additional receivables or additional collateral certificates to asset pool one or to cause to be increased the invested amount of an existing collateral certificate included in asset pool one, an early amortization event will occur with respect to the Charge Series
2005-[__] notes.

See "The Notes-Asset Pool One Required Pool Balance" in this prospectus supplement and
"Sources of Funds to Pay the Notes-Required Pool Balance" in the accompanying prospectus for additional discussion on the asset pool one pool balance in particular and the pool balance in general.

Interest

The Class A notes will accrue interest at an annual rate equal to one-month LIBOR as determined on the related LIBOR determination date plus [__]%.

The Class B notes will accrue interest at an annual rate equal to one-month LIBOR as determined on the related LIBOR determination date plus [__]%.

The Class C notes will accrue interest at an annual rate equal to one-month LIBOR as determined on the related LIBOR determination date plus [__]%.

Interest on these Charge Series 2005-[__] notes will begin to accrue on the issuance date for the Charge Series 2005-[__] notes, expected to be [_______], 2005, and will be calculated on the basis of a 360-day year and the actual number of days in the related interest period. Each interest period will begin on and include an interest payment date and end on but exclude the next interest payment date. The first interest period, however, will begin on the issuance date and will end on but exclude
[_______], 2005, which is the first interest payment date for the Charge Series
2005-[__] notes.

Interest on each class of Charge Series 2005-[__] notes for any interest payment date will equal the product of:

     •the note interest rate for that class for the related interest period; times

     •the actual number of days in that interest period divided by 360; times

     •the outstanding dollar principal amount of that class as of the related record date.

The issuer will make interest payments on these Charge Series 2005-[__] notes on the
15th day of each month, beginning in [____]. Interest payments due on a day that is not a business day in New York, New York will be made on the following business day.

No payment of interest will be made on the Class B notes until the required payment of interest has been made to the Class A notes. Similarly, no payment of interest will be made on the Class C notes until the required payment of interest has been made to the
Class A notes and the Class B notes. However, funds on deposit in the Class C reserve account will be available only for the Class C notes to cover shortfalls of interest on any interest payment date. See "-Subordination; Credit Enhancement" and "The
Notes-Subordination" in this prospectus supplement.

Principal

The issuer expects to pay the stated principal amount of the Charge Series 2005-[__]
notes in one payment on [_______], which is the expected final payment date, and is obligated to do so if funds are available for that purpose in accordance with the provisions of the indenture, the asset pool one supplement and the Charge Series
2005-[__] indenture supplement. However, no principal will be paid on the Class B notes until the Class A notes are paid in full, and, generally, no principal will be paid on the Class C notes until the Class A notes and the Class B notes are paid in full. However, funds on deposit in the Class C reserve account will be available only for the Class C notes to cover certain shortfalls of principal on specified payment dates.

                                          S-5

If the stated principal amount of the Charge Series 2005-[__] notes is not paid in full on the expected final payment date due to insufficient funds, noteholders generally will not have any remedies against the issuer until [_______], which is the
Charge Series 2005-[__] legal maturity date.

If the stated principal amount of the Charge Series 2005-[__] notes is not paid in full on the expected final payment date, then an early amortization event will occur with respect to the Charge Series 2005-[__] notes. As a result, the issuer will use
Charge Series 2005-[__] available principal collections and Charge Series 2005-[__]
available finance charge collections and other specified amounts to make monthly principal and interest payments on the Charge Series 2005-[__] notes until the earliest of (i) the date on which the Charge Series 2005-[__] notes are paid in full,
(ii) the date on which assets in asset pool one are sold following an event of default and acceleration of the Charge Series 2005-[__] notes and (iii) the Charge Series
2005-[__] legal maturity date.

Principal of the Charge Series 2005-[__] notes may be paid earlier than the expected final payment date if any other early amortization event or an event of default and acceleration occurs with respect to the Charge Series 2005-[__] notes. See "The
Indenture-Early Amortization Events" and "-Events of Default" in the accompanying prospectus and "The Notes-Early Amortization of the Notes" in this prospectus supplement.

Nominal Liquidation Amount

The initial Charge Series 2005-[__] nominal liquidation amount is $[_______], which is also the initial dollar principal amount of the Charge Series 2005-[__] notes.

The Charge Series 2005-[__] nominal liquidation amount is a U.S. dollar amount based on the initial dollar principal amount after deducting:

•   charge-offs resulting from any uncovered Charge Series 2005-[__] default amount;

•   reallocated principal collections used to pay shortfalls in interest on the Class
    A notes or the Class B notes or shortfalls in the Charge Series 2005-[__]
    servicing fee;

•   the amount on deposit in the principal funding account; and

•   principal payments made on the Charge Series 2005-[__] notes;

and adding back Charge Series 2005-[__] available finance charge collections and shared excess available finance charge collections allocated from other series of notes, if any, which are used to reimburse reductions in the nominal liquidation amount due to:

•   prior charge-offs resulting from any uncovered Charge Series 2005-[__] default amount; or

•   reallocated principal collections used to pay shortfalls in interest on the Class
    A notes or the Class B notes or shortfalls in the Charge Series 2005-[__]
    servicing fee.

If the Charge Series 2005-[__] nominal liquidation amount is reduced, the amount of asset pool one principal collections and asset pool one finance charge collections allocated to Charge Series 2005-[__] will be reduced, which may result in a reduction in the amounts allocated to pay principal of and interest on the Charge Series
2005-[__] notes. If the Charge Series 2005-[__] nominal liquidation amount is less than the outstanding dollar principal amount of the Charge Series 2005-[__] notes, the principal of and interest on the Charge Series 2005-[__] notes may not be paid in full.

For a more detailed discussion of nominal liquidation amount, see "The Notes-Stated
Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount"
in this prospectus supplement and in the accompanying prospectus.

                                          S-6

Subordination; Credit Enhancement

The subordination of the Class C notes provides credit enhancement for the Class A notes and the Class B notes. The subordination of the Class B notes and the Class C notes provides credit enhancement for the Class A notes. The Class C reserve account provides credit enhancement for the Class C notes.

The Class C notes are subordinated to the Class A notes and the Class B notes.
Interest payments generally will be made on the Class A notes and the Class B notes before they are made on the Class C notes. Principal payments on the Class C notes generally will not begin until the Class A notes and the Class B notes have been paid in full. If the Charge Series 2005-[__] nominal liquidation amount is reduced due to charge-offs resulting from any uncovered Charge Series 2005-[__] default amount or due to reallocated principal collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__] servicing fee, the principal of and interest on the Class C notes may not be paid in full. If there is a sale of assets in asset pool one following (i) an event of default and acceleration of the Charge Series 2005-[__] notes or (ii) the Charge Series 2005-[__]
legal maturity date as described in "Deposit and Application of Funds-Sale of Assets"
in this prospectus supplement and "Sources of Funds to Pay the Notes-Sale of Assets"
in the accompanying prospectus, the net proceeds of that sale which are available to pay principal of and interest on the Charge Series 2005-[__] notes will be paid first to the Class A notes and the Class B notes before any remaining net proceeds will be available for payments due to the Class C notes.

The Class B notes are subordinated to the Class A notes. Interest payments will be made on the Class A notes before they are made on the Class B notes. Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. If the Charge Series 2005-[__] nominal liquidation amount is reduced due to charge-offs resulting from any uncovered Charge Series 2005-[__] default amount or due to reallocated principal collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Charge Series 2005-[__] servicing fee, the principal of and interest on the Class B notes may not be paid in full. If there is a sale of assets in asset pool one following (i) an event of default and acceleration of the Charge Series
2005-[__] notes or (ii) the Charge Series 2005-[__] legal maturity date as described in "Deposit and Application of Funds-Sale of Assets" in this prospectus supplement and
"Sources of Funds to Pay the Notes-Sale of Assets" in the accompanying prospectus, the net proceeds of that sale which are available to pay principal of and interest on the
Charge Series 2005-[__] notes will be paid first to the Class A notes before any remaining net proceeds will be available for payments due to the Class B notes.

The issuer will establish a Class C reserve account to provide credit enhancement solely for the Class C noteholders. Funds on deposit in the Class C reserve account will be available to Class C noteholders to cover shortfalls in interest payable on interest payment dates. If, on and after the earliest to occur of (i) the date on which assets in asset pool one are sold following an event of default and acceleration of the Charge Series 2005-[__] notes, (ii) any date on or after the expected final payment date on which the amount on deposit in the principal funding account (to the extent such amount exceeds the outstanding dollar principal amount of the Class A notes and the Class B notes) plus the aggregate amount on deposit in the Class C reserve account for the Class C notes equals or exceeds the outstanding dollar principal amount of the Class C notes and (iii) the Charge Series 2005-[__] legal maturity date, the amount on deposit in the principal funding account is insufficient to pay in full the Class C notes, the amount of the deficiency will be withdrawn from the Class C reserve account and applied to pay principal of the Class C notes. See
"Deposit and Application of Funds-Withdrawals from the Class C Reserve Account" in this prospectus supplement.

Initially, the Class C reserve account will not be funded. It will be funded, however, if the three-month average of the excess spread percentage falls below the levels described in the following table or an early amortization event or event of default occurs with respect to the Charge Series 2005-[__] notes.

                                          S-7

The excess spread percentage for a month is determined by subtracting the base rate from the portfolio yield for that month. See "Glossary of Defined Terms" in this prospectus supplement for a description of base rate and portfolio yield.

For any monthly period, the amount targeted to be deposited in the Class C reserve account for the Class C notes is the applicable funding percentage times the initial dollar principal amount of the Charge Series 2005-[__] notes.

However, for the first two monthly periods, before a three-month average excess spread percentage can be calculated, the targeted deposit will be based on the excess spread percentage, in the case of the first monthly period, and the two-month average excess spread percentage, in the case of the second monthly period.

      Three-month
    average excess           Funding
   spread percentage        percentage

[__]% or greater              [__]%

[__]% to [__]%                [__]%

[__]% to [__]%                [__]%

[__]% to [__]%                [__]%

[__]% to [__]%                [__]%

[__]% to [__]%                [__]%

[__]% or less                 [__]%

The amount targeted to be deposited in the Class C reserve account will adjust monthly as the three-month average excess spread percentage rises or falls. If an early amortization event or event of default occurs with respect to the Charge Series
2005-[__] notes, the targeted Class C reserve account amount will be the outstanding dollar principal amount of the Class C notes. See "Deposit and Application of
Funds-Targeted Deposits to the Class C Reserve Account" in this prospectus supplement.

Credit enhancement for the Charge Series 2005-[__] notes is for the benefit of Charge
Series 2005-[__] only and you are not entitled to the benefits of any credit enhancement available to any other series of notes secured by asset pool one or the notes of any other asset pool.

Early Amortization of Notes

If an early amortization event with respect to Charge Series 2005-[__] occurs, the issuer will use Charge Series 2005-[__] available principal collections and other specified amounts allocated to Charge Series 2005-[__] to make monthly principal payments on the Charge Series 2005-[__] notes until the earliest of (i) the date on which the Charge Series 2005-[__] notes are paid in full, (ii) the date on which assets in asset pool one are sold following an event of default and acceleration of the Charge Series 2005-[__] notes and (iii) the Charge Series 2005-[__] legal maturity date.

In addition to the early amortization events applicable to all notes, including the
Charge Series 2005-[__] notes, described in the accompanying prospectus, an early amortization event for the Charge Series 2005-[__] notes will occur if any of the following events occur:

     •   for any monthly period, the three-month average of the excess spread percentage is less than the required excess spread percentage for such monthly period;

     •   when required to do so, the transferors are unable to transfer additional receivables or additional collateral certificates to asset pool one or to cause to be increased the invested amount of an existing collateral certificate included in asset pool one; and

     •   any servicer default, as described in the accompanying prospectus, occurs that would have a material adverse effect on the Charge Series 2005-[__]
         noteholders.

                                          S-8

See "The Notes-Early Amortization of the Notes" in this prospectus supplement and "The
Indenture-Early Amortization Events" in the accompanying prospectus.

Events of Default

The Charge Series 2005-[__] notes are subject to certain events of default described in "The Indenture-Events of Default" in the accompanying prospectus. Some events of default result in an automatic acceleration of the Charge Series 2005-[__] notes, and other events of default result in the right of the Charge Series 2005-[__] noteholders to demand acceleration after an affirmative vote by holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of the Charge Series 2005-[__]
notes. For a description of the remedies upon an event of default, see "Deposit and
Application of Funds-Sale of Assets" in this prospectus supplement and "The
Indenture-Events of Default Remedies" and "Sources of Funds to Pay the Notes-Sale of
Assets" in the accompanying prospectus.

Optional Redemption by the Issuer

The transferors who are affiliates of the servicer may direct the issuer to redeem the
Charge Series 2005-[__] notes in whole but not in part on any day on or after the date on which the outstanding dollar principal amount of the Charge Series 2005-[__] notes is reduced to less than [5]% of their highest outstanding dollar principal amount.
This redemption option is referred to as a clean-up call.

If the issuer is directed to redeem the Charge Series 2005-[__] notes, it will notify the registered holders at least 30 days prior to the redemption date. The redemption price of the Charge Series 2005-[__] notes will equal 100% of the outstanding dollar principal amount, plus accrued, past due and additional interest on the Charge Series
2005-[__] notes to but excluding the date of redemption.

If the issuer is unable to pay the redemption price in full on the redemption date, monthly payments on the Charge Series 2005-[__] notes will thereafter be made the earliest of (i) the date on which the Charge Series 2005-[__] notes are paid in full,
(ii) the date on which assets in asset pool one are sold following an event of default and acceleration of the Charge Series 2005-[__] notes and (iii) the Charge Series
2005-[__] legal maturity date. Any funds on deposit in the collection account for asset pool one allocable to Charge Series 2005-[__], the principal funding account and, with respect to the Class C notes, the Class C reserve account, will be applied to make principal and interest payments on the Charge Series 2005-[__] notes on the redemption date.

Allocations of Asset Pool One Collections

TRS, as servicer, will receive collections on the receivables and collateral certificates, if any, included in asset pool one and will deposit those collections into the collection account for asset pool one. It will keep track of those collections that are principal collections, those that are finance charge collections and those that are written off as uncollectible, referred to as the asset pool one default amount.

Each month, the servicer will allocate collections received among:

     •   Charge Series 2005-[__], based on the size of its nominal liquidation amount
         (which initially is $[________], but may be reduced);

     •   other outstanding series of notes secured by asset pool one, based on the size of their respective nominal liquidation amounts at that time; and

     •   the asset pool one transferor amount.

See "Deposit and Application of Funds" in this prospectus supplement.

Charge Series 2005-[__] noteholders are entitled to receive payments of principal and interest only from their allocable share of collections of receivables and other assets included in asset pool one. If the Charge Series 2005-[__] nominal liquidation amount is reduced, the amount of asset pool one principal collections and asset pool one finance charge collections allocated to Charge Series 2005-[__] will be reduced, which may result in a

                                          S-9

reduction in the amounts allocated to pay principal of and
interest on the Charge Series 2005-[__] notes.  If the Charge Series 2005-[__] nominal liquidation amount is less than the outstanding dollar principal amount of the Charge
Series 2005-[__] notes, the principal of and interest on the Charge Series 2005-[__]
notes may not be paid in full. See "Deposit and Application of Funds-Reductions in the
Charge Series 2005-[__] Nominal Liquidation Amount due to Charge-Offs and Reallocated
Principal Collections" in this prospectus supplement and "The Notes-Stated Principal
Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal
Amount and Nominal Liquidation Amount" in this prospectus supplement and the accompanying prospectus.

Reallocated Finance Charge Collections

Finance charge collections allocated to the Charge Series 2005-[__] notes as described above in "-Allocations of Asset Pool One Collections" will be combined with the finance charge collections allocated to each other series in reallocation group A and then reallocated among each such series. Reallocation group A is a group of series of notes secured by asset pool one which share finance charge collections pro rata, based on the relative size of the required payments to each series in reallocation group A as compared to the total required payments of all series in reallocation group A. See
"Deposit and Application of Funds-Reallocations Among Different Series Within
Reallocation Group A" in this prospectus supplement.

As of the issuance date, Charge Series 2005-[__] is the [___] series secured by asset pool one that is in reallocation group A. While any series of notes secured by asset pool one may be included in reallocation group A, there can be no assurance that any other series will be included in reallocation group A. Any issuance of a new series in reallocation group A may reduce or increase the amount of finance charge collections allocated to Charge Series 2005-[__]. See "Risk Factors-Issuance of additional notes or master trust investor certificates may affect your voting rights and the timing and amount of payments to you" in the accompanying prospectus.

Application of Collections

Payments of Interest, Fees and Other Items

Each month, the indenture trustee will apply Charge Series 2005-[__] available finance charge collections, which are the Charge Series 2005-[__]'s share of reallocation group A's total finance charge collections plus certain other amounts, in the following order of priority:

     •   first, to pay interest due on the Class A notes;

     •   second, to pay interest due on the Class B notes;

     •   third, to pay interest due on the Class C notes;

     •   fourth, to pay the Charge Series 2005-[__] servicing fee and past due amounts thereon to the servicer;

     •   fifth, to cover the Charge Series 2005-[__] default amount;

     •   sixth, to cover reductions in the Charge Series 2005-[__] nominal liquidation amount due to charge-offs resulting from any uncovered Charge Series 2005-[__]
         default amount or due to reallocated principal collections, in each case that have not been reimbursed;

     •   seventh, to make targeted deposits, if any, to the accumulation reserve account;

     •   eighth, to make targeted deposits, if any, to the Class C reserve account;

     •   ninth, following an event of default and acceleration of the Charge Series
         2005-[__] notes, the balance, if any, up to the outstanding dollar principal amount of the Charge Series 2005-[__] notes will be treated as Charge Series
         2005-[__] available principal collections for that payment date; and

                                          S-10

     •   tenth, to other series in shared excess available finance charge collections group A or to the holders of the asset pool one transferor certificate.

See "Deposit and Application of Funds-Payments of Interest, Fees and Other Items" in
this prospectus supplement.

Payments of Principal

Each month, the indenture trustee will apply Charge Series 2005-[__] available principal collections as follows:

     •   during the revolving period, no principal will be paid in respect of the
         Charge Series 2005-[__] notes or accumulated in the principal funding account.
         Instead, Charge Series 2005-[__] available principal collections will be treated as shared excess available principal collections and made available to make principal payments for other series in shared excess available principal collections group A.

     •   during the controlled accumulation period, Charge Series 2005-[__] available principal collections will be deposited in the principal funding account, up to the controlled deposit amount. On the expected final payment date (or earlier if an early amortization event occurs), amounts on deposit in the principal funding account will be paid first, in respect of the Class A notes until they are paid in full, second, in respect of the Class B notes until they are paid in full and third, in respect of the Class C notes until they are paid in full. The controlled accumulation period is scheduled to begin on
         [________], but may begin at a later date. See "The Notes-Principal
         Payments-Controlled Accumulation Period" and "-Postponement of the Controlled
         Accumulation Period" in this prospectus supplement.

     •   if an early amortization event occurs, the early amortization period will begin. During the early amortization period, Charge Series 2005-[__] available principal collections (including any principal collections previously accumulated as described above) will be paid first, in respect of the Class A notes until they are paid in full, second, in respect of the Class B notes until they are paid in full and third, in respect of the Class C notes until they are paid in full.

     •   during any of the revolving period, the controlled accumulation period or the early amortization period, principal collections allocated to the Charge
         Series 2005-[__] notes may be reallocated, if necessary, and used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__] servicing fee, in each case to the extent those payments have not been made from Charge Series 2005-[__] available finance charge collections and shared excess available finance charge collections, if any, allocated from other series of notes. For any payment date, however, these reallocated principal collections cannot exceed [__]% of the initial
         Charge Series 2005-[__] nominal liquidation amount, minus any reductions due to charge-offs resulting from any uncovered Charge Series 2005-[__] default amount and due to reallocated principal collections previously used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__] servicing fee, in each case that have not been reimbursed.

                                          S-11

     •   any remaining principal collections first will be made available to other series in shared excess available principal collections group A and then will be paid to the holders of the asset pool one transferor certificate or, if necessary, deposited into the excess funding account for asset pool one.

See "Deposit and Application of Funds-Payments of Principal," "-Shared Excess
Available Principal Collections" and "The Notes-Principal Payments" and "-Sources of
Funds to Pay the Notes-Issuer Trust Accounts" in this prospectus supplement.

Shared Excess Available Finance Charge Collections

Charge Series 2005-[__] is included in shared excess available finance charge collections group A. As of the issuance date, the Charge Series 2005-[__] notes are the [__] series of notes included in shared excess available finance charge collections group A.

To the extent that Charge Series 2005-[__] available finance charge collections are available after all required deposits and payments described in "Deposit and
Application of Funds-Payments of Interest, Fees and Other Items" in this prospectus supplement, those excess finance charge collections will be applied to cover any shortfalls in amounts payable from finance charge collections allocated to other series of notes in shared excess available finance charge collections group A. In addition, the Charge Series 2005-[__] notes may receive the benefits of shared excess available finance charge collections from other series of notes in shared excess available finance charge collections group A to the extent the finance charge collections allocated to such other series remain after making all required deposits and payments for those series.

Shared excess available finance charge collections from series in shared excess available finance charge collections group A will not be available for application by other series of notes secured by asset pool one that are not in shared excess available finance charge collections group A or by other series of notes secured by any other asset pool.

While any series of notes secured by asset pool one may be included in shared excess finance charge collections group A, there can be no assurance that any other series will be included in shared excess finance charge collections group A or that there will be any shared excess finance charge collections.

See "Deposit and Application of Funds-Shared Excess Available Finance Charge
Collections" in this prospectus supplement and "Sources of Funds to Pay the Notes-
General" and "-Deposit and Allocation of Funds in the Issuance Trust" in the
accompanying prospectus.

Shared Excess Available Principal Collections

Charge Series 2005-[__] is included in shared excess available principal collections group A. As of the issuance date, the Charge Series 2005-[__] notes are the [__]
series of notes included in shared excess available principal collections group A.

To the extent that Charge Series 2005-[__] available principal collections are available after all required deposits and payments described in "Deposit and
Application of Funds-Payments of Principal" in this prospectus supplement, those excess principal collections will be applied to cover any shortfalls in required principal deposits or payments payable from principal collections allocated to other series of notes in shared excess available principal collections group A. In addition, the Charge Series 2005-[__] notes may receive the benefits of shared excess available principal collections from other series of notes in shared excess available principal collections group A to the extent the principal collections allocated to such other series remain after making all required deposits and payments for those series.

Shared excess available principal collections from series in shared excess available principal collections group A will not be available for application by other series of notes secured by asset pool one that are not in shared excess available principal collections group A or by other series of notes secured by any other asset pool.

                                          S-12

While any series of notes secured by asset pool one may be included in shared excess principal collections group A, there can be no assurance that any other series will be included in shared excess principal collections group A or that there will be any shared excess principal collections.

See "Deposit and Application of Funds-Shared Excess Available Principal Collections"
in this prospectus supplement and "Sources of Funds to Pay the Notes-General" and
"-Deposit and Allocation of Funds in the Issuance Trust" in the accompanying prospectus.

Issuer Trust Accounts

The issuer has established a collection account for asset pool one for the purpose of receiving collections on the receivables and any other assets included in asset pool one.

The issuer also has established an excess funding account for asset pool one for the purpose of depositing principal collections allocated to asset pool one that would otherwise be paid to the holders of the asset pool one transferor certificate at a time when payment of those principal collections to such holders would result in (i)
the asset pool one transferor amount being less than the asset pool one required transferor amount or (ii) the asset pool one pool balance being less than the asset pool one required pool balance.

In connection with the Charge Series 2005-[__] notes, the issuer will establish a principal funding account, an accumulation reserve account and a Class C reserve account. The principal funding account and the accumulation reserve account are solely for the benefit of the Charge Series 2005-[__] noteholders, and the Class C reserve account is solely for the benefit of the Class C noteholders.

Each month, collections on the receivables and any other assets included in asset pool one will be deposited into the collection account and allocated among each series of notes secured by asset pool one, including Charge Series 2005-[__], and the holders of the asset pool one transferor certificate. The amounts allocated to Charge Series
2005-[__], plus any other amounts to be treated as finance charge collections and principal collections for Charge Series 2005-[__], after giving effect to any reallocations, including reallocations of finance charge collections among series included in reallocation group A, will then be allocated to:

     •   the principal funding account;

     •   the accumulation reserve account;

     •   the Class C reserve account; and

     •   other required deposits or payments as described in this prospectus supplement.

See "The Notes-Principal Payments," "-Sources of Funds to Pay the Notes-The Issuer
Trust Accounts," "Deposit and Application of Funds-Targeted Deposits to the
Accumulation Reserve Account" and "-Targeted Deposits to the Class C Reserve Account"
in this prospectus supplement.

Security for the Notes

The Charge Series 2005-[__] notes are secured by a shared security interest in:

     •   the receivables in certain designated charge accounts included in asset pool one as of the issuance date of the Charge Series 2005-[__] notes;

     •   any additional receivables or additional collateral certificates that may be included in asset pool one;

     •   the collection account for asset pool one;

     •   the excess funding account for asset pool one;

     •   the principal funding account;

     •   the accumulation reserve account; and

     •   the Class C reserve account.

                                          S-13

However, the Charge Series 2005-[__] noteholders are entitled only to the benefits of that portion of those assets allocated to them under the indenture, the asset pool one supplement and the Charge Series 2005-[__] indenture supplement.

See "The Notes-Sources of Funds to Pay the Notes-Asset Pool One" and "-The Issuer
Trust Accounts" in this prospectus supplement and "Sources of Funds to Pay the
Notes-General" in the accompanying prospectus.

Limited Recourse to the Issuer

The sole sources of payment for principal of and interest on the Charge Series
2005-[__] notes are provided by:

     •   the portion of the principal collections and finance charge collections allocated to Charge Series 2005-[__] from asset pool one and available to the
         Charge Series 2005-[__] notes; and

     •   funds on deposit in the applicable issuer trust accounts for the Charge Series
         2005-[__] notes.

Charge Series 2005-[__] noteholders will have no recourse to any other assets of the issuer, including any assets designated to another asset pool or recourse to any other person or entity for the payment of principal of and interest on the Charge Series
2005-[__] notes.

If there is a sale of assets in asset pool one, however, following (i) an event of default and acceleration of the Charge Series 2005-[__] notes or (ii) the Charge
Series 2005-[__] legal maturity date, as described in "Deposit and Application of
Funds-Sale of Assets" in this prospectus supplement and "Sources of Funds to Pay the
Notes-Sale of Assets" in the accompanying prospectus, the Charge Series 2005-[__]
noteholders have recourse only to the proceeds of that sale allocable to the Charge
Series 2005-[__] noteholders and any amounts then on deposit in the issuer trust accounts allocated to and held for the benefit of the Charge Series 2005-[__]
noteholders.

Stock Exchange Listing

The issuer will apply to list the Charge Series 2005-[__] notes on the Luxembourg
Stock Exchange. The issuer cannot guarantee that the application for the listing will be accepted or that, if accepted, such listing will be maintained. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for these Charge
Series 2005-[__] notes, Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number
(352) 42 12 21, to determine whether the Charge Series 2005-[__] notes are listed on the Luxembourg Stock Exchange.

Ratings

At issuance, the Class A notes will be rated at least "AAA" or its equivalent by at least one nationally recognized rating agency, the Class B notes will be rated at least "A" or its equivalent by at least one nationally recognized rating agency and the Class C notes will be rated at least "BBB" or its equivalent by at least one nationally recognized rating agency.

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its expected final payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early amortization event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

See "Risk Factors-The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn" in the accompanying prospectus.

                                          S-14

Federal Income Tax Consequences

Subject to important considerations described in "Federal Income Tax Consequences" in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuer, is of the opinion that under existing law your Charge Series
2005-[__] notes will be characterized as debt for federal income tax purposes, and that the issuance trust will not be classified as an association or publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. By your acceptance of a Charge Series 2005-[__] note, you will agree to treat your Charge Series 2005-[__] note as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described in "Benefit Plan Investors" in the accompanying prospectus, the Charge Series 2005-[__] notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. By purchasing the notes, each investor purchasing on behalf of employee benefit plans or individual retirement accounts will be deemed to certify that the purchase and subsequent holding of the notes by the investor would be exempt from the prohibited transaction rules of ERISA and/or Section 4975 of the Internal Revenue
Code. A fiduciary or other person contemplating purchasing the Charge Series 2005-[__]
notes on behalf of someone with "plan assets" of any plan or account should consult with its counsel regarding whether the purchase or holding of the Charge Series
2005-[__] notes could give rise to a transaction prohibited or not otherwise permissible under ERISA and/or Section 4975 of the Internal Revenue Code.

                                          S-15

                                      Risk Factors

     The risk factors disclosed in this section and in "Risk Factors" beginning on page
15 of the accompanying prospectus describe the principal risk factors of an investment in the Charge Series 2005-[__] notes.

         Only some of the assets of the issuer are available for payments on the Charge
         Series 2005-[__] notes.

         The sole sources of payment for principal of and interest on your Charge
         Series 2005-[__] notes are provided by:

         •   the portion of the asset pool one principal collections and asset pool one finance charge collections allocated to Charge Series 2005-[__], after giving effect to any reallocations, and available to your Charge
             Series 2005-[__] notes; and

         •   funds in the applicable issuer trust accounts for your Charge Series
             2005-[__] notes.

         As a result, you must rely only on the particular allocated assets as security for your Charge Series 2005-[__] notes for repayment of the principal of and interest on your Charge Series 2005-[__] notes. You will not have recourse to any other assets of the issuer, including any assets designated to another asset pool, or recourse to any other person or entity for payment of principal of and interest on your notes. See "The Notes-Sources of Funds to Pay the
         Notes" in this prospectus supplement and "Sources of Funds to Pay the Notes"
         in the accompanying prospectus.

         In addition, if there is a sale of assets in asset pool one following (i) an event of default and acceleration of the Charge Series 2005-[__] notes or (ii)
         the Charge Series 2005-[__] legal maturity date, as described in "Deposit and
         Application of Funds-Sale of Assets" in this prospectus supplement and
         "Sources of Funds to Pay the Notes-Sale of Assets" in the accompanying prospectus, your Charge Series 2005-[__] notes have recourse only to their share of the proceeds of that sale allocable to your Charge Series 2005-[__]
         notes and any amounts then on deposit in the issuer trust accounts allocated to and held for the benefit of your Charge Series 2005-[__] notes.

         Class B notes and Class C notes are subordinated and bear losses before Class
         A notes.

         Class C notes are subordinated in right of payment of principal of and interest on the Class A notes and Class B notes. Class B notes are subordinated in right of payment of principal of and interest on the Class A notes.

         Charge Series 2005-[__] available finance charge collections and shared excess available finance charge collections, if any, allocated from other series of notes are first used to pay interest due on Class A notes, next to pay interest due on Class B notes and then to pay interest due on Class C notes.
         If such Charge Series 2005-[__] available finance charge collections and shared excess available finance charge collections are not sufficient to pay such amounts for all classes of Charge Series 2005-[__] notes, the Charge
         Series 2005-[__] notes may not receive full payment of interest if, in the case of the Class A notes and the Class B notes, reallocated principal collections, and in the case of Class C notes, amounts on deposit in the Class
         C reserve account, are insufficient to cover the shortfall.

                                          S-16

         The Charge Series 2005-[__] nominal liquidation amount will be reduced due to charge-offs resulting from any uncovered Charge Series 2005-[__] default amount. In addition, Charge Series 2005-[__] principal collections may be reallocated to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__] servicing fee and past due amounts thereon to the extent that Charge Series 2005-[__] available finance charge collections and shared excess available finance charge collections, if any, allocated from other series of notes are not sufficient to make such payments. Such reallocated principal collections also will reduce the Charge
         Series 2005-[__] nominal liquidation amount. If these reductions in the Charge
         Series 2005-[__] nominal liquidation amount are not reimbursed from subsequent
         Charge Series 2005-[__] available finance charge collections and shared excess available finance charge collections, if any, allocated from other series of notes, the stated principal amount of the Class B notes and the Class C notes may not be paid in full. See "The Notes-Subordination" and "Deposit and
         Application of Funds-Payments of Principal" in this prospectus supplement and
         "The Notes-Stated Principal Amount, Outstanding Dollar Principal Amount,
         Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation
         Amount-Nominal Liquidation Amount" in the accompanying prospectus.

         If there is a sale of assets in asset pool one following (i) an event of default and acceleration of the Charge Series 2005-[__] notes or (ii) the
         Charge Series 2005-[__] legal maturity date, as described in "Deposit and
         Application of Funds-Sale of Assets" in this prospectus supplement and
         "Sources of Funds to Pay the Notes-Sale of Assets" in the accompanying prospectus, the net proceeds of the sale allocable to the Charge Series
         2005-[__] notes will be used first to pay all amounts due to the Class A noteholders, next to pay all amounts due to the Class B noteholders and then to pay all amounts due to the Class C noteholders. This could cause a loss to
         Class A noteholders, Class B noteholders or Class C noteholders if the amount available is not enough to pay the Class A notes, the Class B notes or the
         Class C notes in full.

         Yield and payments on the receivables could decrease, resulting in receipt of principal payments earlier than the expected final payment date.

         There is no assurance that the stated principal amount of your Charge Series
         2005-[__] notes will be paid on the expected final payment date.

         A significant decrease for any reason in the amount of receivables included in asset pool one or any master trust or securitization special purpose entity that has transferred a collateral certificate to asset pool one could result in an early amortization event and in early payment of your Charge Series
         2005-[__] notes, as well as decreased protection to you against defaults on the assets in asset pool one. In addition, the effective yield on the receivables included in asset pool one or any master trust or securitization special purpose entity that has transferred a collateral certificate to asset pool one could decrease due to, among other things, an increase in the level of delinquencies. This could reduce the amount of Charge Series 2005-[__]
         available finance charge collections. If, for any monthly period, the three-month average of the excess spread percentage is less than the required excess spread percentage for such monthly period, an early amortization event will occur and could result in an early repayment of the Charge Series
         2005-[__] notes. See "The Notes-Early Amortization of Notes" in this prospectus supplement.

                                          S-17

         A change in the discount option percentage may result in delayed or reduced payments on your notes.

         The receivables generated under the accounts designated to asset pool one generally are not subject to monthly finance charge assessments. As a result, in order to provide yield to asset pool one with respect to those receivables, a portion of the receivables existing and arising in all or a specified portion of the accounts in the asset pool one portfolio will be treated as asset pool one finance charge receivables and collections received with respect to such receivables will be treated as asset pool one finance charge collections. The remainder of such receivables will be treated as asset pool one principal receivables and collections received with respect to such receivables will be treated as asset pool one principal collections. The discount option percentage currently is [__]% under the asset pool one supplement, but the transferors may change the discount option percentage without your approval or the approval of any asset pool one noteholder if certain conditions are satisfied. See "The Notes-Discount Option" in this prospectus supplement for a description of the conditions to increasing, reducing or withdrawing the discount option percentage.

         The exercise of the discount option by the transferors will result in a larger amount of asset pool one finance charge receivables and a smaller amount of asset pool one principal receivables, thereby reducing the likelihood that an early amortization event will occur with respect to the Charge Series
         2005-[__] notes due to insufficient finance charge collections, but increasing the likelihood that the transferors will be required to transfer additional assets to asset pool one. See "The Notes-Addition of Assets" in this prospectus supplement. There is no guarantee that any account owner, any transferor or their affiliates would be able, or have enough receivables, to transfer to asset pool one or the related master trusts, or would be able to transfer additional collateral certificates asset pool one. This could result in an early amortization event with respect to the Charge Series 2005-[__]
         notes and an acceleration of or reduction in payments on the Charge Series
         2005-[__] notes.

         See "Risk Factors" in the accompanying prospectus for a discussion of other circumstances under which you may receive principal payments earlier or later than the expected final payment date.

                                          S-18

                                        Glossary

     This prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page S-66 in this prospectus supplement and beginning on page 111 in the accompanying prospectus.

                                    Use of Proceeds

     The net proceeds from the sale of the Charge Series 2005-[__] notes offered by this prospectus supplement and the accompanying prospectus, before deduction of expenses, will be paid to the transferors. Each transferor will use such proceeds primarily to purchase additional receivables from the applicable account owner and for its general corporate purposes, including the repayment of amounts borrowed to purchase the receivables from that account owner.

                                      Introduction

     The following provisions of this prospectus supplement contain more detailed information concerning the notes offered hereby. The notes will be issued pursuant to the indenture, the asset pool supplement for Asset Pool One, referred to as the Asset
Pool One supplement, and an indenture supplement for Charge Series 2005-[__], referred to as the Charge Series 2005-[__] indenture supplement. Each of the indenture and the
Charge Series 2005-[__] indenture supplement is between the issuer and The Bank of New
York, as indenture trustee. The Asset Pool One supplement is among RFC V, RFC VI and
RFC VII, as transferors, the issuer, TRS, as servicer, the issuer and the indenture trustee.

     On or about [__________], 2005, the issuer will issue $[______] of Class A Charge
Series 2005-[__] Floating Rate Asset Backed Notes, $[_________] of Class B Charge
Series 2005-[__] Floating Rate Asset Backed Notes and $[__________] Class C Charge
Series 2005-[__] Floating Rate Asset Backed Notes.

                               The Total Charge Portfolio

General

     The Total Charge Portfolio consists of three segments of accounts, each of which have individual yield, loss, delinquency and payment rate characteristics: (i) the
Consumer Charge Segment, consisting of consumer charge accounts, (ii) the Small
Business Charge Segment, consisting of small business charge accounts and (iii) the
Commercial Charge Segment, consisting of commercial charge accounts. We refer to each of the Consumer Charge Segment, the Small Business Charge Segment and the Commercial
Charge Segment individually as a "Segment" and collectively as the "Segments." The accounts constituting each Segment are owned by one or more of TRS, Centurion and FSB and, in the future, may be owned by any of their affiliates. As of [_____], 2005,
[__]% of the receivables in the Total Charge Portfolio arose in accounts in the
Consumer Charge Segment, [__]% of receivables in the Total Charge Portfolio arose in accounts in the Small Business Charge Segment and [__]% of receivables in the Total
Charge Portfolio arose in accounts in the Commercial Charge Segment. There is no limitation on the percentage of the Total Charge Portfolio comprised by any Segment and, as a result, the composition of the Total Charge Portfolio has changed, and will continue to change, over time. See "Domestic Charge Card Business" in the accompanying prospectus for a description of the material terms and characteristics that generally apply to the accounts in the Total Charge Portfolio.

                                          S-19

     The initial accounts in the Asset Pool One Portfolio were selected from Eligible
Accounts in the Total Charge Portfolio. See the definition of "Eligible Account" in the "Glossary of Defined Terms" in this prospectus supplement and "Sources of Funds to
Pay the Notes-Representations and Warranties" in the accompanying prospectus.
Additional Accounts will consist of Eligible Accounts from the Total Charge Portfolio which may or may not currently be in existence and which may have been originated using different credit criteria from those used in originating the accounts already included in the Asset Pool One Portfolio. Consequently, yield, loss, delinquency and payment experience with respect to the initial accounts and the Additional Accounts may be different from the historical experience of the Total Charge Portfolio or any
Segment thereof. See "The Notes-Addition of Assets" in this prospectus supplement.

     Set forth below is certain information with respect to each Segment of the Total
Charge Portfolio. As of the date of this prospectus supplement, only accounts in the
Consumer Charge Segment and the Small Business Charge Segment are included in the
Asset Pool One Portfolio. In the future, the Asset Pool One Portfolio may include accounts in the Commercial Charge Segment. The accounts in a Segment included in the
Asset Pool One Portfolio may not be representative of that entire Segment. In addition, the Asset Pool One Portfolio includes accounts from multiple Segments. As such, the yield, loss, delinquency and payment rate experience with respect to the accounts in the Asset Pool One Portfolio, which represents the combined experience of the portion of each Segment constituting the Asset Pool One Portfolio, will be different from that set forth below for any individual Segment of the Total Charge
Portfolio.

Loss and Delinquency Experience

     The following tables set forth the loss and delinquency experience for each of the
Consumer Charge Segment, the Small Business Charge Segment and, although not currently included in the Asset Pool One Portfolio, the Commercial Charge Segment for each of the periods shown.

                     Loss Experience of the Consumer Charge Segment
                                 Total Charge Portfolio
                                 (Dollars in Thousands)

                                  Year Ended December 31,
                      --------------------------------------------------
                        2004      2003       2002      2001     2000
                      --------  --------   --------  -------  ---------
Average Receivables
Outstanding (1)              $         $         $          $         $
Total Gross
Charge-Offs (2)
Total Recoveries
Total Net
Charge-Offs (3)         $         $         $          $         $
                        =         =         =          =         =
Total Net
Charge-Offs as a
Percentage of
Average Receivables
Outstanding                  %         %          %         %         %
_______________

    (1) Average Receivables Outstanding for each indicated period is calculated  as the average of the  month-end  receivables  balances for such period.
    (2) Total Gross Charge-Offs for each indicated period include charge-offs of principal, finance charges and certain fees for such period.
    (3) Total Net Charge-Offs for each indicated period is equal to Total Gross Charge-Offs for such period, net of recoveries during such period.

                                          S-20

                  Loss Experience of the Small Business Charge Segment
                                 Total Charge Portfolio
                                 (Dollars in Thousands)

                                  Year Ended December 31,
                      --------------------------------------------------
                        2004      2003       2002      2001     2000
                      --------  --------   --------  -------  ---------
Average Receivables
Outstanding (1)              $         $         $          $         $
Total Gross
Charge-Offs (2)
Total Recoveries
Total Net
Charge-Offs (3)         $         $         $          $         $
                        =         =         =          =         =
Total Net
Charge-Offs as a
Percentage of
Average Receivables
Outstanding                  %         %          %         %         %
_______________

    (1) Average Receivables Outstanding for each indicated period is calculated  as the average of the  month-end  receivables  balances for such period.
    (2) Total Gross Charge-Offs for each indicated period include charge-offs of principal, finance charges and certain fees for such period.
    (3) Total Net Charge-Offs for each indicated period is equal to Total Gross Charge-Offs for such period, net of recoveries during such period.

                    Loss Experience of the Commercial Charge Segment
                                 Total Charge Portfolio
                                 (Dollars in Thousands)

                                  Year Ended December 31,
                      --------------------------------------------------
                        2004      2003       2002      2001     2000
                      --------  --------   --------  -------  ---------
Average Receivables
Outstanding (1)              $         $         $          $         $
Total Gross
Charge-Offs (2)
Total Recoveries
Total Net
Charge-Offs (3)         $         $         $          $         $
                        =         =         =          =         =
Total Net
Charge-Offs as a
Percentage of
Average Receivables
Outstanding                  %         %          %         %         %
_______________

    (1) Average Receivables Outstanding for each indicated period is calculated  as the average of the  month-end  receivables  balances for such period.
    (2) Total Gross Charge-Offs for each indicated period include charge-offs of principal, finance charges and certain fees for such period.
    (3) Total Net Charge-Offs for each indicated period is equal to Total Gross Charge-Offs for such period, net of recoveries during such period.

                                          S-21

                        Average Receivables Delinquent as a Percentage of the Consumer Charge Segment (1)
                                                     Total Charge Portfolio
                                                     (Dollars in Thousands)

                                                     Year Ended December 31,
               -------------------------------------------------------------------------------------------------------
                      2004                 2003                2002                 2001                2000
               -------------------- -------------------- ------------------- -------------------- --------------------
                        Percentage           Percentage          Percentage           Percentage           Percentage
                        of Average           of Average          of Average           of Average           of Average
               Dollar   Receivables Dollar   Receivables Dollar  Receivables Dollar   Receivables Dollar   Receivables
               Amount   Outstanding Amount   Outstanding Amount Outstanding  Amount  Outstanding  Amount  Outstanding
                            (2)                 (2)                 (2)                  (2)                  (2)
               ------   ----------- -------  ----------- ------ ------------ ------  -----------  ------  ------------
Average             $
Receivables
Outstanding (3)            %             $      %             $     %             $      %             $      %

Average
Receivables
Delinquent:
31 to 60 Days       $      %             $      %             $     %             $      %             $      %
61 to 90 Days              %                    %                   %                    %                    %
91 Days or More            %                    %                   %                    %                    %
     Total       $         %          $         %          $        %          $         %          $         %
     _______________
--------------------------------------------------------------------------------------------------------------------------
     (1) Average  Receivables  Delinquent for each indicated  period is calculated as the average of month-end  delinquent amounts for such period.
     (2) The  resulting  percentages  are the result of dividing  the Average  Receivables  Delinquent  for the  indicated
         period by the Average Receivables Outstanding for such period.
     (3) Average  Receivables  Outstanding  for each  indicated  period is  calculated  as the  average  of the  month-end receivables balances for such period.

                     Average Receivables Delinquent as a Percentage of the Small Business Charge Segment (1)
                                                     Total Charge Portfolio
                                                     (Dollars in Thousands)

                                                     Year Ended December 31,
               -------------------------------------------------------------------------------------------------------
                      2004                 2003                2002                 2001                2000
               -------------------- -------------------- ------------------- -------------------- --------------------
                        Percentage           Percentage          Percentage           Percentage           Percentage
                        of Average           of Average          of Average           of Average           of Average
               Dollar   Receivables Dollar   Receivables Dollar  Receivables Dollar   Receivables Dollar   Receivables
               Amount   Outstanding Amount   Outstanding Amount Outstanding  Amount  Outstanding  Amount  Outstanding
                            (2)                 (2)                 (2)                  (2)                  (2)
               ------   ----------- -------  ----------- ------ ------------ ------  -----------  ------  ------------
Average             $
Receivables
Outstanding (3)            %             $      %             $     %             $      %             $      %

Average
Receivables
Delinquent:
31 to 60 Days       $      %             $      %             $     %             $      %             $      %
61 to 90 Days              %                    %                   %                    %                    %
91 Days or More            %                    %                   %                    %                    %
     Total       $         %          $         %          $        %          $         %          $         %
     _______________
--------------------------------------------------------------------------------------------------------------------------
     (1) Average  Receivables  Delinquent for each indicated  period is calculated as the average of month-end  delinquent amounts for such period.
     (2) The  resulting  percentages  are the result of dividing  the Average  Receivables  Delinquent  for the  indicated
         period by the Average Receivables Outstanding for such period.
     (3) Average  Receivables  Outstanding  for each  indicated  period is  calculated  as the  average  of the  month-end receivables balances for such period.

                                          S-22

                       Average Receivables Delinquent as a Percentage of the Commercial Charge Segment (1)
                                                     Total Charge Portfolio
                                                     (Dollars in Thousands)

                                                     Year Ended December 31,
               -------------------------------------------------------------------------------------------------------
                      2004                 2003                2002                 2001                2000
               -------------------- -------------------- ------------------- -------------------- --------------------
                        Percentage           Percentage          Percentage           Percentage           Percentage
                        of Average           of Average          of Average           of Average           of Average
               Dollar   Receivables Dollar   Receivables Dollar  Receivables Dollar   Receivables Dollar   Receivables
               Amount   Outstanding Amount   Outstanding Amount Outstanding  Amount  Outstanding  Amount  Outstanding
                            (2)                 (2)                 (2)                  (2)                  (2)
               ------   ----------- -------  ----------- ------ ------------ ------  -----------  ------  ------------
Average             $
Receivables
Outstanding (3)            %             $      %             $     %             $      %             $      %

Average
Receivables
Delinquent:
31 to 60 Days       $      %             $      %             $     %             $      %             $      %
61 to 90 Days              %                    %                   %                    %                    %
91 Days or More            %                    %                   %                    %                    %
     Total       $         %          $         %          $        %          $         %          $         %
     _______________
--------------------------------------------------------------------------------------------------------------------------
     (1) Average  Receivables  Delinquent for each indicated  period is calculated as the average of month-end  delinquent amounts for such period.
     (2) The  resulting  percentages  are the result of dividing  the Average  Receivables  Delinquent  for the  indicated
         period by the Average Receivables Outstanding for such period.
     (3) Average  Receivables  Outstanding  for each  indicated  period is  calculated  as the  average  of the  month-end receivables balances for such period.

              Because the loss and delinquency experience of the Asset Pool One
         Portfolio represents the combined loss and delinquency experience of the portion of each Segment constituting the Asset Pool One Portfolio, the loss and delinquency experience of the Asset Pool One Portfolio may not be similar to the loss and delinquency experience of any individual Segment of the Total
         Charge Portfolio set forth in the tables above. The actual loss and delinquency experience will vary month to month due to variations in accountholder charge and payment behavior.

Revenue Experience

     Receivables generated under the accounts in the Total Charge Portfolio, consisting of amounts charged by accountholders for merchandise and services, annual membership fees and certain other administrative fees billed to accountholders on the accounts, generally are not subject to monthly finance charge assessments. As a result, in order to provide yield to Asset Pool One with respect to those receivables, pursuant to the transfer and servicing agreement and the Asset Pool One supplement, on any Date of
Processing, a portion of the receivables existing and arising in all or a specified portion of the accounts in the Asset Pool One Portfolio equal to the product of the
Discount Option Percentage and the Asset Pool One Receivables for that Date of
Processing will be deemed to be Discount Option Receivables and treated as Asset Pool
One Finance Charge Receivables and collections received with respect to such receivables will be treated as Asset Pool One Finance Charge Collections. The remainder of such receivables will be treated as Asset Pool One Principal Receivables and collections received with respect to such receivables will be treated as Asset
Pool One Principal Collections.

      The exercise of the discount option by the transferors will result in a larger amount of Asset Pool One Finance Charge Receivables and a smaller amount of Asset Pool
One Principal Receivables, thereby reducing the likelihood that an early amortization event will occur with respect to the Charge Series 2005-[__] notes due to insufficient
Finance Charge Collections, but increasing the likelihood that the transferors will be required to transfer additional assets to Asset Pool One. See "The Notes-Addition of
Assets" in this prospectus supplement. There is no guarantee that any account owner, any transferor or their affiliates would be able, or have enough receivables, to transfer to Asset Pool One or the related master trusts or other securitization special purpose entities, or would be able to transfer additional collateral certificates to Asset

                                          S-23

Pool One. This could result in an early amortization event with respect to the Charge Series 2005-[__] notes and an acceleration of or reduction in payments on the Charge Series 2005-[__] notes.

     The dollar amounts representing Finance Charge Collections in the tables below for each of the Consumer Charge Segment, the Small Business Charge Segment and, although not currently included in the Asset Pool One Portfolio, the Commercial Charge Segment,
have been derived by applying a Discount Option Percentage of [__]% (which is, as of the date of this prospectus supplement, the Discount Option Percentage under the Asset
Pool One supplement), to historical monthly collections of receivables (excluding recoveries on charged-off receivables) in the accounts for each period shown.

                   Revenue Experience of the Consumer Charge Segment
                                 Total Charge Portfolio
                                 (Dollars in Thousands)

                                        Year Ended December 31,
                           ----------------------------------------------------
                              2004      2003      2002       2001     2000
                           --------- --------- --------- ---------- -----------
Finance Charge Collections         $         $         $         $          $
Finance Charge Collections
 as a Percentage of Average
 Receivables Outstanding           %         %         %         %          %

                Revenue Experience of the Small Business Charge Segment
                                 Total Charge Portfolio
                                 (Dollars in Thousands)

                                        Year Ended December 31,
                           ----------------------------------------------------
                              2004      2003      2002       2001     2000
                           --------- --------- --------- ---------- -----------
Finance Charge Collections         $         $         $         $          $
Finance Charge Collections
 as a Percentage of Average
 Receivables Outstanding           %         %         %         %          %

                  Revenue Experience of the Commercial Charge Segment
                                 Total Charge Portfolio
                                 (Dollars in Thousands)

                                        Year Ended December 31,
                           ----------------------------------------------------
                              2004      2003      2002       2001     2000
                           --------- --------- --------- ---------- -----------
Finance Charge Collections         $         $         $         $          $
Finance Charge Collections
 as a Percentage of Average
 Receivables Outstanding           %         %         %         %          %

     Because the revenue experience of the Asset Pool One Portfolio represents the combined revenue experience of the portion of each Segment constituting the Asset Pool
One Portfolio, the revenue experience of the Asset Pool One Portfolio may not be similar to the revenue experience of any individual Segment of the Total Charge
Portfolio set forth in the tables above. The actual revenue experience will vary month to month due to variations in accountholder charge and payment behavior. Pursuant to the transfer and servicing agreement and the Asset Pool One supplement, the transferors have the ability to change the Discount Option Percentage, subject to

                                          S-24

the satisfaction of certain conditions, including satisfaction of the Rating Agency
Condition. The transferors may not change the Discount Option Percentage if an early amortization event has occurred and is continuing or if, as a result of that change, the transferors reasonably expect that an early amortization event would occur. See
"The Notes-Discount Option" in this prospectus supplement and "Risk Factors-A change in the discount option percentage may result in delayed or reduced payments on your notes" in the accompanying prospectus.

Payment Rates

     The accounts are designed for use as a method of payment for the purchase of merchandise and services and, account balances generally are due in full each month.
Therefore, accounts generally cannot be used by accountholders for the purpose of financing these purchases. In contrast to revolving credit plan products which do not require payment in full each month, the general requirement that account balances be paid in full each month creates a high monthly payment rate and, therefore, account balances turn over rapidly relative to charge volume. The following table illustrates the historical payment rate experience for each of the Consumer Charge Segment, the
Small Business Charge Segment and, although not currently included in the Asset Pool
One Portfolio, the Commercial Charge Segment. See "Domestic Charge Card Business" in
the accompanying prospectus.

         Accountholder Monthly Payment Rates of the Consumer Charge Segment(1)
                                 Total Charge Portfolio

                                        Year Ended December 31,
                           ---------------------------------------------------
                              2004      2003      2002       2001     2000
                           --------- --------- ---------  --------- ----------
Lowest Month                   %         %         %         %          %
Highest Month                  %         %         %         %          %
Monthly Average                %         %         %         %          %
_______________

     (1)    Monthly  Payment  Rate  is  calculated  by  dividing  total  collections received  (excluding  recoveries  on  charged-off  receivables)  during each month by that month's opening billed balance.

      Accountholder Monthly Payment Rates of the Small Business Charge Segment(1)
                                 Total Charge Portfolio

                                        Year Ended December 31,
                           ---------------------------------------------------
                              2004      2003      2002       2001     2000
                           --------- --------- ---------  --------- ----------
Lowest Month                   %         %         %         %          %
Highest Month                  %         %         %         %          %
Monthly Average                %         %         %         %          %
_______________

     (1)    Monthly  Payment  Rate  is  calculated  by  dividing  total  collections received  (excluding  recoveries  on  charged-off  receivables)  during each month by that month's opening billed balance.

                                          S-25

        Accountholder Monthly Payment Rates of the Commercial Charge Segment(1)
                                 Total Charge Portfolio

                                        Year Ended December 31,
                           ---------------------------------------------------
                              2004      2003      2002       2001     2000
                           --------- --------- ---------  --------- ----------
Lowest Month                   %         %         %         %          %
Highest Month                  %         %         %         %          %
Monthly Average                %         %         %         %          %
_______________

     (1)    Monthly  Payment  Rate  is  calculated  by  dividing  total  collections received  (excluding  recoveries  on  charged-off  receivables)  during each month by that month's opening billed balance.

      Because the monthly payment rate experience of the Asset Pool One Portfolio represents the combined monthly payment rate experience of the portion of each Segment constituting the Asset Pool One Portfolio, the monthly payment rate experience of the
Asset Pool One Portfolio may not be similar to the monthly payment rate experience of any individual Segment of the Total Charge Portfolio set forth in the tables above.
The actual monthly payment rate experience will vary month to month due to variations in accountholder charge and payment behavior.

                              The Asset Pool One Portfolio

     The primary assets of Asset Pool One initially will consist of receivables generated from time to time in a portfolio, referred to as the Asset Pool One
Portfolio, of designated accounts in the Consumer Charge Segment and the Small
Business Charge Segment. In the future, designated accounts in the Commercial Charge
Segment may, subject to certain conditions, be included in the Asset Pool One
Portfolio. See "Domestic Charge Card Business" in the accompanying prospectus for a description of the material terms and characteristics that generally apply to the accounts in the Total Charge Portfolio from which the designated accounts in the Asset
Pool One Portfolio are selected.

     As of [_______], 2005, the receivables in the accounts included in the Asset Pool
One Portfolio totaled $[__________], comprised of $[_________] of principal receivables and $[_________] of finance charge receivables.

     As of [_______], 2005, [__]% of the receivables in Asset Pool One arose in accounts in the Consumer Charge Segment and [__]% of the receivables in Asset Pool One arose in accounts in the Small Business Charge Segment. Accounts in the Commercial
Charge Segment are not currently included in the Asset Pool One Portfolio, but may be included in the future. There is no limitation on the percentage of the Asset Pool One
Portfolio comprised by any Segment and, as a result, the composition of the Asset Pool
One Portfolio can and will change over time.

     The following tables,  together with the last paragraph of this section,  summarize the Asset Pool One  Portfolio  by various  criteria  as of  [_____],  2005.  Because the future  composition  of the Asset Pool One Portfolio may change over time,  these tables are not  necessarily  indicative of the  composition  of the Asset Pool One Portfolio at any time subsequent to [_____], 2005.

                                          S-26

                             Composition by Account Balance
                                Asset Pool One Portfolio

                                  Percentage of                   Percentage of Total
  Account Balance     Number of   Total Number       Receivables     Receivables
       Range          Accounts     of Accounts       Outstanding     Outstanding
------------------- ------------ ---------------- --------------- -------------------
Credit Balance....
Zero Balance......
$1 to $1,000......
$1,001 to $5,000..
$5,001 to $10,000.
$10,001 to More...
      Total.......

                          Composition by Period of Delinquency
                                Asset Pool One Portfolio

     Period of
 Delinquency (Days                Percentage of                   Percentage of Total
   Contractually      Number of   Total Number       Receivables     Receivables
    Delinquent)       Accounts     Of Accounts       Outstanding     Outstanding
------------------- ------------ ---------------- --------------- -------------------
Current to 30 Days
31 to 60 Days.....
61 to 90 Days.....
91 or More Days...
     Total........

                               Composition by Account Age
                                Asset Pool One Portfolio

                                     Percentage of                  Percentage of Total
                        Number of    Total Number      Receivables     Receivables
    Account Age         Accounts      of Accounts      Outstanding     Outstanding
--------------------- ------------ ---------------- --------------- -------------------
Not More than 12
Months..............
12 Months to 17
Months..............
18 Months to 23
Months..............
24 Months to 35
Months..............
36 Months to 47
Months..............
48 Months to 59
Months..............
60 Months to 71
Months..............
72 Months or More...
    Total...........

As of [_________], 2005, approximately [___]%,[___]%,[___]%,[___]% and [___]% of the receivables related to accountholders having billing addresses in
[_________],[_________],[_________],[_________] and [_________], respectively. Not more than [__]% of the Asset Pool One Receivables related to accountholders having billing addresses in any other single state.

                                          S-27

                                    The Transferors

RFC V

     American Express Receivables Financing Corporation V LLC, or RFC V, is a limited liability company formed under the laws of the State of Delaware on December 14, 2004 and is a wholly owned subsidiary of American Express Travel Related Services Company,
Inc., or TRS. RFC V was organized for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither TRS, as the sole member of RFC V, nor RFC V's board of directors intends to change the business purpose of RFC V. RFC V's executive offices are located at World Financial Center, 200 Vesey Street, New York, New York 10285.

RFC VI

     American Express Receivables Financing Corporation VI LLC, or RFC VI, is a limited liability company formed under the laws of the State of Delaware on December 14, 2004 and is a wholly owned subsidiary of American Express Centurion Bank, or Centurion. RFC
VI was organized for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes.
Neither Centurion, as the sole member of RFC VI, nor RFC VI's board of directors intends to change the business purpose of RFC VI. RFC VI's executive offices are located at 4315 South 2700 West, Salt Lake City, Utah 84184.

RFC VII

     American Express Receivables Financing Corporation VII LLC, or RFC VII, is a
limited liability company formed under the laws of the State of Delaware on December
14, 2004 and is a wholly owned subsidiary of American Express Bank, FSB, or FSB. RFC
VII was organized for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes.
Neither FSB, as the sole member of RFC VII, nor RFC VII's board of directors intends to change the business purpose of RFC VII. RFC VII's executive offices are located at
4315 South 2700 West, Salt Lake City, Utah 84184.

                             TRS, Centurion, FSB and Credco

TRS

     TRS was incorporated under the laws of the State of New York on May 3, 1982. It is a wholly-owned subsidiary of American Express Company, the direct parent company of
Centurion, FSB and American Express Credit Corporation, and the sole member of RFC V.
TRS, directly or through its subsidiaries, provides a variety of products and services, including charge card accounts, consumer loans, American Express® Travelers
Cheques, corporate and consumer travel products and services, magazine publishing, database marketing and management and

                                          S-28

insurance. TRS's principal office is located at World Financial Center, 200 Vesey Street,
New York, New York 10285-4405.

     As of December 31, 200[__], TRS had approximately $[___] billion in total assets, approximately $[___] billion in total liabilities and redeemable preferred stock and approximately $[___] in shareholder's equity.

Centurion

     Centurion was incorporated in 1987 under the laws of the State of Utah as an industrial loan corporation. It received FDIC insurance in 1989. Its principal office is located at 4315 South 2700 West, Salt Lake City, Utah 84184. Centurion is a
wholly-owned subsidiary of TRS. Centurion is the surviving company of a 1996 merger with an affiliated bank that was also named American Express Centurion Bank.

     As of December 31, 200[__], Centurion had total deposits of approximately $[____]
billion, total assets of approximately $[___] billion and total equity capital of approximately $[___] billion. Centurion had net income of approximately $[___] billion for the year ended December 31, 200[__].

FSB

    FSB was chartered by the Office of Thrift Supervision under the laws of the United
States of America as a federal savings bank in 2000 and received FDIC insurance in
2000. Its principal office is located at 4315 South 2700 West, Salt Lake City, Utah
84184. FSB is a wholly-owned subsidiary of TRS.

    In December 2003, FSB and certain of its affiliates received OTS approval to, among other things, transfer ownership of FSB from American Express Financial
Corporation to TRS, relocate its headquarters from Minneapolis, Minnesota to Salt Lake
City, Utah, and amend its business plan to permit FSB to offer certain credit, charge and consumer lending products, small business loans, mortgages and mortgage-related products and a transactional Internet site. The implementation of the changes to FSB's business plan began in the first quarter of 2004 with the transfer of certain credit card and charge accounts from Centurion to FSB.

    As of December 31, 200[__], FSB had total deposits of approximately $[____], total assets of approximately $[___] million and total equity capital of approximately
$[___] million. FSB had net [income] of approximately $[___] for the year ended
December 31, 200[__].

Credco

     Credco is a wholly-owned subsidiary of TRS primarily engaged in the business of purchasing charge account receivables generated by TRS, Centurion and FSB. In the future, Credco may purchase certain revolving credit account receivables generated by
TRS, Centurion, FSB or any of their affiliates. Its principal office is located at 301
N. Walnut Street, Wilmington, Delaware 19801.

                                          S-29

     As of December 31, 200[__], and based on the Annual Report on Form 10-K of Credco at such date, Credco had total assets of approximately $[___] billion and total equity capital of approximately $[___] billion. Credco had net income of approximately $[___]
million for the year ended December 31, 200[__].

                                       The Notes

     The following discussion and the discussion under "The Notes" and "The Indenture"
in the accompanying prospectus summarize the material terms of the notes, the indenture, the Asset Pool One supplement and the Charge Series 2005-[__] indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the Asset Pool
One supplement and the Charge Series 2005-[__] indenture supplement. The Charge Series
2005-[__] notes will be issued in classes. References to the Class A notes, the Class
B notes or the Class C notes in this prospectus supplement include, respectively, only the Class A notes, the Class B notes or the Class C notes of Charge Series 2005-[__].

     The Charge Series 2005-[__] notes will be secured by the assets in Asset Pool One and, for each Monthly Period, will be allocated a portion of Asset Pool One Finance
Charge Collections, Asset Pool One Principal Collections, the Asset Pool One Default
Amount and the Asset Pool One Servicing Fee for such Monthly Period. See "Deposit and
Application of Funds-Allocations of Asset Pool One Finance Charge Collections, Asset
Pool One Principal Collections, the Asset Pool One Default Amount and the Asset Pool
One Servicing Fee" in this prospectus supplement. Asset Pool One Finance Charge
Collections allocated to Charge Series 2005-[__], after giving effect to any reallocations of Asset Pool One Finance Charge Collections among series included in
Reallocation Group A, along with certain other amounts, will be treated as Charge
Series 2005-[__] Available Finance Charge Collections and applied in accordance with
"Deposit and Application of Funds-Payments of Interest, Fees and Other Items" in this prospectus supplement. Asset Pool One Principal Collections allocated to Charge Series
2005-[__], after giving effect to any reallocations of such Asset Pool One Principal
Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__] Servicing Fee and past due amounts thereon, along with certain other amounts, will be treated as Charge Series 2005-[__]
Available Principal Collections and applied in accordance with "Deposit and
Application of Funds-Payments of Principal" in this prospectus supplement. Any Asset
Pool One Default Amount allocated to Charge Series 2005-[__] may reduce the Charge
Series 2005-[__] Nominal Liquidation Amount as described in "Deposit and Application of Funds-Reductions in the Charge Series 2005-[__] Nominal Liquidation Amount due to
Charge-Offs and Reallocated Principal Collections" in this prospectus supplement.

     The issuer will pay principal of and interest on the notes solely from the portion of Charge Series 2005-[__] Available Principal Collections and Charge Series 2005-[__]
Available Finance Charge Collections and from other amounts which are available to the
Charge Series 2005-[__] notes under the indenture, the Asset Pool One supplement and the Charge Series 2005-[__] indenture supplement after giving effect to all allocations and reallocations. If these sources are

                                          S-30

not sufficient to pay principal of and interest on the notes, noteholders will have no recourse to any other assets of the issuer or any other person or entity.

     The indenture allows the issuer to "reopen" or later increase the amount of Charge
Series 2005-[__] notes without notice by selling additional Charge Series 2005-[__]
notes subject to the same terms. Any additional Charge Series 2005-[__] notes will be treated, for all purposes, like the Charge Series 2005-[__] notes that we are offering by this prospectus supplement, except that any new Charge Series 2005-[__] notes may begin to bear interest on a different date. Additional Charge Series 2005-[__] notes may be issued only if the conditions to issuance described in "The Notes-Issuances of
New Series, Classes and Tranches of Notes" in the accompanying prospectus are satisfied.

Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding
Dollar Principal Amount and Nominal Liquidation Amount

     Charge Series 2005-[__] has a stated principal amount, an Adjusted Outstanding
Dollar Principal Amount and a Nominal Liquidation Amount. Each class of Charge Series
2005[__] notes has a stated principal amount and an outstanding dollar principal amount.

     Stated Principal Amount

     The stated principal amount of Charge Series 2005-[__] is $[___________]. The stated principal amount of the Class A notes is $[___________], of the Class B notes is $[__________] and of the Class C notes is $[___________].

     Outstanding Dollar Principal Amount

     For Charge Series 2005-[__] and any class of Charge Series 2005-[__] notes, the outstanding dollar principal amount is the initial dollar principal amount of the series or class, less any principal payments made to the noteholders of the series or class.

     Adjusted Outstanding Dollar Principal Amount

     The Adjusted Outstanding Dollar Principal Amount of the Charge Series 2005-[__] is
the outstanding dollar principal amount of the Charge Series 2005-[__] notes, less any amounts on deposit in the principal funding account.

     Nominal Liquidation Amount

     The Charge Series 2005-[__] Nominal Liquidation Amount is a U.S. dollar amount based on the initial dollar principal amount of the Charge Series 2005-[__], but with some reductions and increases described below.

                                          S-31

     The Charge Series 2005-[__] Nominal Liquidation Amount may be reduced as follows:

     •   If Charge Series 2005-[__] Available Finance Charge Collections and Shared
         Excess Available Finance Charge Collections, if any, allocated from other series of notes are insufficient to cover the Charge Series 2005-[__] Default
         Amount, the Charge Series 2005-[__] Nominal Liquidation Amount will be reduced as described in "Deposit and Application of Funds-Reductions in the Charge
         Series 2005-[__] Nominal Liquidation Amount due to Charge-Offs and Reallocated
         Principal Collections" in this prospectus supplement.

     •   Reallocated Principal Collections used to pay shortfalls in interest on the
         Class A notes or the Class B notes or shortfalls in the Charge Series
         2005-[__] Servicing Fee and past due amounts thereon will reduce the Charge
         Series 2005-[__] Nominal Liquidation Amount by the amount of such Reallocated
         Principal Collections as described in "Deposit and Application of
         Funds-Reductions in the Charge Series 2005-[__] Nominal Liquidation Amount due
         to Charge-Offs and Reallocated Principal Collections" in this prospectus supplement.

     •   The Charge Series 2005-[__] Nominal Liquidation Amount will be reduced by the amount on deposit in the principal funding account.

     •   The Charge Series 2005-[__] Nominal Liquidation Amount will be reduced by the amount of all payments of principal of the Charge Series 2005-[__] notes.

     Charge Series 2005-[__] Available Finance Charge Collections and Shared Excess
Available Finance Charge Collections, if any, allocated from other series of notes will be applied to cover the Charge Series 2005-[__] Default Amount after payments of interest on the Charge Series 2005-[__] notes, payment of the Charge Series 2005-[__]
Servicing Fee and past due amounts thereon, as described in "Deposit and Application of Funds-Payments of Interest, Fees and Other Items" in this prospectus supplement. If insufficient Charge Series 2005-[__] Available Finance Charge Collections and Shared
Excess Available Finance Charge Collections, if any, allocated from other series of notes are available to cover the Charge Series 2005-[__] Default Amount for any
Monthly Period, the Charge Series 2005-[__] Nominal Liquidation Amount will be reduced by the amount of such shortfall.

     If, on each Interest Payment Date, the sum of Class A Monthly Interest, Class A
Additional Interest, Class B Monthly Interest, Class B Additional Interest, the Charge
Series 2005-[__] Servicing Fee and past due amounts thereon cannot be paid from Charge
Series 2005-[__] Available Finance Charge Collections and Shared Excess Available
Finance Charge Collections, if any, allocated from other series of notes, as such payments are described in "Deposit and Application of Funds-Payments of Interest, Fees
and Other Items," then Reallocated Principal Collections will be used to pay these amounts and the Charge Series 2005-[__] Nominal Liquidation Amount will be reduced by the amount of such Reallocated Principal Collections. However, with respect to Class A
Monthly Interest, Class A Additional Interest, the Charge Series 2005-[__] Servicing
Fee and past due amounts thereon, the amount of these Reallocated Principal
Collections cannot exceed [__]% of the initial Charge Series 2005-[__]

                                          S-32

Nominal Liquidation Amount, minus reductions due to charge-offs resulting from any uncovered
Charge Series 2005-[__] Default Amount and due to Reallocated Principal Collections
previously used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__] Servicing Fee and past due amounts thereon, in each case that have not been reimbursed, and with respect to Class B
Monthly Interest, Class B Additional Interest and past due amounts thereon, the amount of these Reallocated Principal Collections cannot exceed [__]% of the initial Charge
Series 2005-[__] Nominal Liquidation Amount, minus any reductions due to charge-offs resulting from any uncovered Charge Series 2005-[__] Default Amount and due to
Reallocated Principal Collections previously used to pay shortfalls in interest on the
Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__]
Servicing Fee and past due amounts thereon, in each case that have not been reimbursed.

     The Charge Series 2005-[__] Nominal Liquidation Amount can be increased if Charge
Series 2005-[__] Available Finance Charge Collections and Shared Excess Available
Finance Charge Collections, if any, allocated from other series of notes are available and applied to reimburse earlier reductions in the Charge Series 2005-[__] Nominal
Liquidation Amount due to charge-offs resulting from any uncovered Charge Series
2005-[__] Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the
Charge Series 2005-[__] Servicing Fee and past due amounts thereon, as such reimbursements are described in "Deposit and Application of Funds-Payments of
Interest, Fees and Other Items" in this prospectus supplement. Charge Series 2005-[__]
Available Finance Charge Collections and Shared Excess Available Finance Charge
Collections, if any, allocated from other series of notes that are used to cover the
Charge Series 2005-[__] Default Amount or used to reimburse earlier reductions in the
Charge Series 2005-[__] Nominal Liquidation Amount will be treated as Charge Series
2005-[__] Available Principal Collections.

     In most circumstances, the Charge Series 2005-[__] Nominal Liquidation Amount,
together with any accumulated Charge Series 2005-[__] Available Principal Collections
held in the principal funding account, will be equal to the outstanding dollar principal amount of the Charge Series 2005-[__] notes. However, if reductions in the
Charge Series 2005-[__] Nominal Liquidation Amount due to charge-offs resulting from any uncovered Charge Series 2005-[__] Default Amount or due to Reallocated Principal
Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__] Servicing Fee and past due amounts thereon are not reimbursed through the subsequent application of Charge Series
2005-[__] Available Finance Charge Collections and Shared Excess Available Finance
Charge Collections, if any, allocated from other series of notes, the stated principal amount of the Charge Series 2005-[__] notes may not be paid in full. This will occur because the amount of dollars allocated to pay the Charge Series 2005-[__] notes is less than the stated principal amount of the Charge Series 2005-[__] notes.

     If there is a sale of assets in Asset Pool One following (i) an event of default and acceleration of the Charge Series 2005-[__] notes or (ii) the Charge Series
2005-[__] Legal Maturity Date, the Charge Series 2005-[__] Nominal Liquidation Amount
will be reduced to zero. See "Deposit and Application of Funds-Sale of Assets" in this prospectus supplement.

                                          S-33

     The Charge Series 2005-[__] Nominal Liquidation Amount may not be reduced below zero, and may not be increased above the Adjusted Outstanding Dollar Principal Amount.

     The amount of reductions in the Charge Series 2005-[__] Nominal Liquidation Amount
due to charge-offs resulting from any uncovered Charge Series 2005-[__] Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the
Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__]
Servicing Fee and past due amounts thereon will be limited as described in "Deposit and Application of Funds-Reductions in the Charge Series 2005-[__] Nominal Liquidation
Amount due to Charge-Offs and Reallocated Principal Collections" in this prospectus supplement.

Interest Payments

     The Class A notes will accrue interest from and including the issuance date through but excluding [________], and for each following Interest Period, at a rate of
[__]% per year above LIBOR for the related LIBOR Determination Date with respect to each Interest Period.

     The Class B notes will accrue interest from and including the issuance date through but excluding [________], and for each following Interest Period, at a rate of
[__]% per year above LIBOR for the related LIBOR Determination Date with respect to each Interest Period.

     The Class C notes will accrue interest from and including the issuance date through but excluding [________], and for each following Interest Period, at a rate of
[__]% per year above LIBOR for the related LIBOR Determination Date with respect to each Interest Period.

     The indenture trustee will determine LIBOR for each Interest Period on the LIBOR
Determination Date.

     The Class A note interest rate, the Class B note interest rate and the Class C note interest rate applicable to the then current and immediately preceding Interest
Periods may be obtained by telephoning the indenture trustee at its corporate trust office at (212) 815-6258.

     Interest on the Class A notes, the Class B notes and the Class C notes will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year.

     Interest will be paid on each Interest Payment Date, which will be [________] and the 15th day of each following month or, if the 15th day is not a Business Day, the following Business Day.

     Interest payments on the Class A notes, the Class B notes and the Class C notes on any Interest Payment Date will be calculated on the outstanding dollar principal amount of the Class A notes, the Class B notes and the Class C notes, as applicable, as of the preceding Record Date, except that interest for the first Interest Payment
Date will accrue at the applicable note interest rate on the initial dollar principal amount of the Class A notes, the Class B notes and the Class C notes, as applicable, from the issuance date.

                                          S-34

     Interest due on the Class A notes, the Class B notes and the Class C notes but not paid on any Interest Payment Date will be payable on the following Interest Payment
Date, together with additional interest on that amount at the applicable note interest rate. Additional interest on any class of the Charge Series 2005-[__] notes will accrue on the same basis as interest on such class of notes, and will accrue from the
Interest Payment Date on which the overdue interest became due, to but excluding the
Interest Payment Date on which the additional interest is paid.

     Interest payments on the Class A notes and the Class B notes on any Interest
Payment Date will be paid from Charge Series 2005-[__] Available Finance Charge
Collections for the related Monthly Period and Shared Excess Available Finance Charge
Collections, if any, allocated from other series of notes and Reallocated Principal
Collections, to the extent available, for the related Monthly Period. Interest payments on the Class C notes on any Interest Payment Date will be paid from Charge
Series 2005-[__] Available Finance Charge Collections for the related Monthly Period and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes for the related Monthly Period and funds on deposit in the Class C reserve account, if any, for the related Monthly Period.

Principal Payments

     The issuer expects to pay the stated principal amount of the Charge Series
2005-[__] notes in one payment on [_________], which is the expected final payment date. However, you may receive principal payments earlier if the early amortization period begins or later if the payment rate deteriorates or insufficient Charge Series
2005-[__] Available Principal Collections are accumulated in the principal funding account. The holders of the Class B notes will not begin to receive principal payments until the Class A notes have been paid in full. The holders of the Class C notes will not begin to receive principal payments until the Class A notes and the Class B notes have been paid in full. However, funds on deposit in the Class C reserve account will be available only for the Class C notes to cover certain shortfalls of principal on specified Payment Dates. See "Deposit and Application of Funds-Withdrawals from the
Class C Reserve Account" in this prospectus supplement.

     Revolving Period

     The revolving period begins on the issuance date and ends on the date before the commencement of the controlled accumulation period or, if earlier, the early amortization period. During the revolving period, no principal payments will be made to or for the benefit of the Charge Series 2005-[__] noteholders. Instead, the Charge
Series 2005-[__] Available Principal Collections will be treated as Shared Excess
Available Principal Collections and used to pay principal to other series in Shared
Excess Available Principal Collections Group A or paid to the holders of the Asset
Pool One Transferor Certificate.

     Controlled Accumulation Period

     During the controlled accumulation period, principal will be deposited into the principal funding account. The controlled accumulation period is scheduled to begin at the close of business on the last day of the [_______] Monthly Period, but may be delayed as described in

                                          S-35

"-Postponement of Controlled Accumulation Period" in this prospectus supplement and ends on the earlier to occur of:

     •the commencement of the early amortization period; and

     •the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, the Charge Series 2005-[__] notes.

     If an early amortization event occurs with respect to Charge Series 2005-[__]
before the controlled accumulation period begins, there will be no controlled accumulation period and the early amortization period will begin.

     On each Payment Date during the controlled accumulation period, the indenture trustee will deposit in the principal funding account an amount equal to the least of:

     •Charge Series 2005-[__] Available Principal Collections and Shared Excess
Available Principal Collections, if any, allocated from other series of notes with respect to that Payment Date;

     •the applicable Controlled Deposit Amount; and

     •the Adjusted Outstanding Dollar Principal Amount prior to any deposits on that date.

     Amounts on deposit in the principal funding account will be paid on the expected final payment date first, to Class A noteholders (in an amount not to exceed the outstanding dollar principal amount of the Class A notes), second, to Class B noteholders (to the extent such funds exceed the outstanding dollar principal amount of the Class A notes and in an amount up to the outstanding dollar principal amount of the Class B notes) and third, to Class C noteholders (to the extent such funds exceed the sum of the outstanding dollar principal amounts of the Class A notes and the Class
B notes and in an amount up to the outstanding dollar principal amount of the Class C notes), in each case on the expected final payment date, unless paid earlier due to the occurrence of an early amortization event.

     During the controlled accumulation period, the portion of Charge Series 2005-[__]
Available Principal Collections not deposited to the principal funding account for payment of principal of the Charge Series 2005-[__] notes on a Payment Date generally will be treated as Shared Excess Available Principal Collections and made available for other series in Shared Excess Available Principal Collections Group A.

     We expect, but cannot assure you, that the amounts available in the principal funding account on the expected final payment date will be sufficient to pay in full the stated principal amounts of the Class A notes, the Class B notes and the Class C notes. If there are insufficient funds on deposit in the principal funding account on the expected final payment date, an early amortization event will occur and the early amortization period will begin.

                                          S-36

     Postponement of Controlled Accumulation Period

     The controlled accumulation period currently is scheduled to begin at the close of business on the last day of the [_______] Monthly Period. However, the date on which the controlled accumulation period actually begins may be delayed if-after making a calculation prescribed by the Charge Series 2005-[__] indenture supplement-the servicer determines, in effect, that enough Shared Excess Available Principal
Collections are expected to be available for Charge Series 2005-[__] from other series in Shared Excess Available Principal Collections Group A that will be in their revolving period during the controlled accumulation period for Charge Series
2005-[__], and that such delay will not affect the payment in full of the Charge
Series 2005-[__] notes by the expected final payment date. The servicer's calculation will take into account the then-current principal payment rate on the assets in Asset
Pool One and the stated principal amounts of other series in Shared Excess Available
Principal Collections Group A that are entitled to share principal collections with
Charge Series 2005-[__]. In no case will the controlled accumulation period be reduced to less than one month.

     Early Amortization Period

     The early amortization period for the Charge Series 2005-[__] notes will begin on the first day of the Monthly Period on which an early amortization event with respect to Charge Series 2005-[__] is deemed to have occurred or, if the servicer is required to make daily deposits into the collection account for Asset Pool One, on the day an early amortization event is deemed to have occurred, and ending upon the earlier to occur of:

     •the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, all classes of the Charge Series 2005-[__] notes; and

     •the date on which a sale of assets in Asset Pool One has taken place following
      (i) an event of default and acceleration of the Charge Series 2005-[__] notes or
      (ii) the Charge Series 2005-[__] Legal Maturity Date.

     If the Class A notes have not been paid in full, Charge Series 2005-[__] Available
Principal Collections and Shared Excess Available Principal Collections, if any,
allocated from other series of notes will be paid to the Class A noteholders on each
Payment Date until the earlier of:

     •the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, the Class A notes; and

     •the date on which a sale of assets in Asset Pool One has taken place following
      (i) an event of default and acceleration of the Charge Series 2005-[__] notes or
      (ii) the Charge Series 2005-[__] Legal Maturity Date.

     After the Class A notes have been paid in full, and if the Charge Series 2005-[__]
Legal Maturity Date has not occurred, Charge Series 2005-[__] Available Principal
Collections and Shared Excess Available Principal Collections, if any, allocated from other series of notes will be paid to the Class B noteholders on each Payment Date until the earlier of:

     •the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, the Class B notes; and

     •the date on which a sale of assets in Asset Pool One has taken place following
      (i) an event of default and acceleration of the Charge Series 2005-[__] notes or
      (ii) the Charge Series 2005-[__] Legal Maturity Date.

     After the Class B notes have been paid in full, and if the Charge Series 2005-[__]
Legal Maturity Date has not occurred, Charge Series 2005-[__] Available Principal
Collections and Shared Excess Available Principal Collections, if any, allocated from other series of notes will be paid to the Class C noteholders on each Payment Date until the earlier of:

                                          S-37

     •the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, the Class C notes; and

     •the date on which a sale of assets in Asset Pool One has taken place following
      (i) an event of default and acceleration of the Charge Series 2005-[__] notes or
      (ii) the Charge Series 2005-[__] Legal Maturity Date.

     If an early amortization event occurs during the controlled accumulation period, on the next Payment Date, any amount on deposit in the principal funding account will be paid to the Class A noteholders and, after the Class A notes have been paid in full, any remaining amount will be paid to the Class B noteholders and, after the
Class B notes have been paid in full, any remaining amount will be paid to the Class C noteholders.

     For a discussion of events that might lead to the commencement of the early amortization period, see "-Early Amortization of the Notes" below and "The
Notes-Redemption and Early Amortization of Notes" and "The Indenture-Early Amortization
Events" in the accompanying prospectus.

Early Amortization of the Notes

     In addition to the early amortization events applicable to all notes, including the Charge Series 2005-[__] notes, described in the accompanying prospectus, each of the following events will be an early amortization event for the Charge Series
2005-[__] notes:

     -if, for any Monthly Period, the three-month average of the Excess Spread
       Percentage is less than the Required Excess Spread Percentage for such Monthly
       Period;

     -if, when required to do so, the transferors are unable to transfer additional receivables or additional collateral certificates to Asset Pool One or to cause to be increased the Invested Amount of an existing collateral certificate included in Asset Pool One; and

                                          S-38

     -any Servicer Default, as described in "Sources of Funds to Pay the Notes-Servicer
       Default" in the accompanying prospectus, occurs that would have a material adverse effect on the Charge Series 2005-[__] noteholders;

     See "The Notes-Redemption and Early Amortization of Notes" and "The
Indenture-Early Amortization Events" in the accompanying prospectus.

Subordination

     The Class C notes are subordinated to the Class A notes and the Class B notes.
Interest payments generally will be made on the Class A notes and the Class B notes before they are made on the Class C notes. Principal payments on the Class C notes generally will not begin until the Class A notes and the Class B notes have been paid in full. If the Charge Series 2005-[__] Nominal Liquidation Amount is reduced due to charge-offs resulting from any uncovered Charge Series 2005-[__] Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__] Servicing Fee and past due amounts thereon, the principal of and interest on the Class C notes may not be paid in full. If there is a sale of assets in Asset Pool One following (i) an event of default and acceleration of the Charge Series 2005-[__] notes or (ii) the
Charge Series 2005-[__] legal maturity date, as described in "Deposit and Application of Funds-Sale of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes-Sale of Assets" in the accompanying prospectus, the net proceeds of that sale which are available to pay principal of and interest on the Charge Series
2005-[__] notes will be paid first to the Class A notes and the Class B notes before any remaining net proceeds will be available for payments due to the Class C notes.

     The Class B notes are subordinated to the Class A notes. Interest payments will be made on the Class A notes before they are made on the Class B notes. Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. If the Charge Series 2005-[__] Nominal Liquidation Amount is reduced due to charge-offs resulting from any uncovered Charge Series 2005-[__] Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Charge Series 2005-[__] Servicing Fee and past due amounts thereon, the principal of and interest on the Class B notes may not be paid in full.
If there is a sale of assets in Asset Pool One following (i) an event of default and acceleration of the Charge Series 2005-[__] notes or (ii) the Charge Series 2005-[__]
legal maturity date, as described in "Deposit and Application of Funds-Sale of Assets"
in this prospectus supplement and "Sources of Funds to Pay the Notes-Sale of Assets"
in the accompanying prospectus, the net proceeds of that sale which are available to pay principal of and interest on the Charge Series 2005-[__] notes will be paid first to the Class A notes before any remaining net proceeds will be available for payments due to the Class B notes.

                                          S-39

Sources of Funds to Pay the Notes

     Asset Pool One

     Charge Series 2005-[__] will be secured by the assets in Asset Pool One. As of the date of this prospectus supplement, Asset Pool One's primary assets are receivables arising in designated consumer charge and small business accounts owned by TRS,
Centurion and FSB and funds on deposit in the issuer trust accounts for Asset Pool
One. In the future, Asset Pool One may also include receivables arising in designated commercial charge accounts owned by TRS or any of its affiliates and receivables arising in additional consumer and small business charge accounts owned by TRS,
Centurion, FSB or any of their affiliates. Additionally, in the future, Asset Pool One may include collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge accounts owned by TRS,
Centurion, FSB or any of their affiliates. In addition, the Invested Amount of any existing collateral certificate included in Asset Pool One may be increased or decreased from time to time.

     The sole source of payment for the principal of and interest on the Charge Series
2005-[__] notes is provided by:

      •  the portion of Asset Pool One Principal Collections and Asset Pool One
         Finance Charge Collections allocated to Charge Series 2005-[__] and available, after giving effect to any reallocations, including reallocations of Asset Pool One Finance Charge Collections among series, if any, included in Reallocation Group A (see "Deposit and Application of Funds-Reallocations
         Among Different Series Within Reallocation Group A" in this prospectus supplement);

      •  Charge Series 2005-[__]'s allocable share of funds on deposit in the collection account for Asset Pool One and the excess funding account for
         Asset Pool One; and

      •  funds on deposit in the principal funding account and the accumulation reserve account established for Charge Series 2005-[__] and, with respect to the Class C notes only, funds on deposit in the Class C reserve account established for the benefit of the Class C notes.

     The Charge Series 2005-[__] noteholders will have no recourse to any other assets of the issuer (other than Shared Excess Available Finance Charge Collections, if any,
from other series in Shared Excess Available Finance Charge Collections Group A and
Shared Excess Available Principal Collections, if any, from other series in Shared
Excess Available Principal Collections Group A), including assets designated to any other asset pool, or recourse to any other person or entity for payment of principal of and interest on the Charge Series 2005-[__] notes.

     In addition to the Charge Series 2005-[__] notes, the issuer may issue other series of notes that are secured by the assets in Asset Pool One.

                                          S-40

     The Issuer Trust Accounts

     The issuer has established a collection account and an excess funding account for the benefit of Asset Pool One. The collection account receives deposits of Asset Pool
One Finance Charge Collections and Asset Pool One Principal Collections. Each month, collections on the receivables and any other assets in Asset Pool One will first be deposited into the collection account for Asset Pool One, and then allocated among each series of notes secured by Asset Pool One-including Charge Series 2005-[__], as described in "Deposit and Application of Funds" in this prospectus supplement-and the holders of the Asset Pool One Transferor Certificate.

     The excess funding account receives deposits of Asset Pool One Principal
Collections that would otherwise be paid to the holders of the Asset Pool One
Transferor Certificate at a time when payment of those Asset Pool One Principal
Collections to such holders would result in (i) the Asset Pool One Transferor Amount being less than the Asset Pool One Required Transferor Amount or (ii) the Asset Pool
One Pool Balance being less than the Asset Pool One Required Pool Balance. See "The
Notes-Asset Pool One Required Transferor Amount" and "-Asset Pool One Required Pool
Balance" in this prospectus supplement and "Sources of Funds to Pay the Notes-Issuer
Trust Accounts" in the accompanying prospectus.

     In connection with Charge Series 2005-[__], the issuer will establish a principal funding account and an accumulation reserve account for the benefit of the Charge
Series 2005-[__] noteholders. In addition, in connection with Charge Series 2005-[__], the issuer will establish a Class C reserve account solely for the benefit of the
Class C noteholders.

     Principal Funding Account

     The issuer will establish a principal funding account into which Charge Series
     2005-[__] Available Principal Collections and Shared Excess Available Principal
     Collections, if any, allocated from other series of notes will be deposited during the controlled accumulation period. Those principal collections will be used to make payments of principal of the Charge Series 2005-[__] notes when due. For a discussion of the timing and amount of principal to be deposited into the principal funding account, see "The Notes-Principal Payments" in this prospectus supplement.

     Accumulation Reserve Account

     The issuer will establish an accumulation reserve account to cover shortfalls in investment earnings on amounts on deposit in the principal funding account.

     The required amount to be deposited in the accumulation reserve account for the
     Charge Series 2005-[__] notes is [zero]. However, if more than one deposit is required to be deposited into the principal funding account to pay the principal of the Charge Series 2005-[__] notes on the expected final payment date, the amount required to be deposited will be [__]% of the outstanding dollar principal amount of the Charge Series 2005-[__] notes, or such other amount designated by the issuer. See "Deposit and Application of Funds-Targeted Deposits to the
     Accumulation Reserve Account" in this prospectus supplement.

                                          S-41

     Class C Reserve Account

     The issuer will establish a Class C reserve account to provide credit enhancement solely for the Class C noteholders. Funds on deposit in the Class C reserve account will be available to Class C noteholders to cover shortfalls in interest payable on Interest Payment Dates. If, on and after the earliest to occur of (i)
     the date on which assets in asset pool one are sold following an event of default and acceleration of the Charge Series 2005-[__] notes, (ii) any date on or after the expected final payment date on which the amount on deposit in the principal funding account (to the extent such amount exceeds the outstanding dollar principal amount of the Class A notes and the Class B notes) plus the aggregate amount on deposit in the Class C reserve account for the Class C notes equals or exceeds the outstanding dollar principal amount of the Class C notes and (iii) the
     Charge Series 2005-[__] Legal Maturity Date, the amount on deposit in the principal funding account is insufficient to pay in full the Class C notes, the amount of the deficiency will be withdrawn from the Class C reserve account and applied to pay principal of the Class C notes. Only the holders of Class C notes will have the benefit of this Class C reserve account. The Class C reserve account for the Class C notes will be funded (provided that there are sufficient Charge
     Series 2005-[__] Available Finance Charge Collections and, to the extent available, Shared Excess Available Finance Charge Collections) if the three-month
     Excess Spread Percentage falls below certain levels or an early amortization event or event of default occurs. See "Prospectus Supplement Summary-Subordination;
     Credit Enhancement" and "Deposit and Application of Funds-Withdrawals from the
     Class C Reserve Account" in this prospectus supplement.

Limited Recourse to the Issuer; Security for the Charge Series 2005-[__] Notes

     The Charge Series 2005-[__] notes are secured by a security interest in the assets in Asset Pool One, including the collection account and the excess funding account for
Asset Pool One. However, the Charge Series 2005-[__] noteholders are entitled only to the benefits of that portion of those assets allocable to them under the indenture, the Asset Pool One supplement and the Charge Series 2005-[__] indenture supplement.
Therefore, only a portion of the collections allocated to Asset Pool One and amounts on deposit in the collection account and excess funding account for Asset Pool One are available to the Charge Series 2005-[__] notes. Charge Series 2005-[__] noteholders will have no recourse to any other assets of the issuer, including any assets designated to another asset pool or recourse to any other person or entity for the payment of principal of and interest on the Charge Series 2005-[__] notes.

Asset Pool One Required Transferor Amount

     The interest in Asset Pool One not securing the Charge Series 2005-[__] notes or any other series, class or tranche of notes secured by Asset Pool One is the Asset
Pool One Transferor Amount. For any Monthly Period, the Asset Pool One Transferor
Amount equals the Asset Pool One Pool Balance as of the close of business on the last day of such Monthly Period minus the aggregate Nominal Liquidation Amount of all notes secured by Asset Pool One as of the close of business on such day.

                                          S-42

     The Asset Pool One Transferor Amount will fluctuate due to changes in the aggregate amount of Asset Pool One Principal Receivables, the aggregate Invested
Amount of all collateral certificates included in Asset Pool One, the amount on deposit in the excess funding account for Asset Pool One and the aggregate Nominal
Liquidation Amount of all notes secured by Asset Pool One.

     The Asset Pool One Transferor Amount is required to be maintained at a certain minimum level, referred to as the Asset Pool One Required Transferor Amount. For any
Monthly Period, the Asset Pool One Required Transferor Amount equals the product of a designated percentage, referred to as the Asset Pool One Required Transferor Amount
Percentage, and the Asset Pool One Principal Receivables as of the close of business on the last day of such Monthly Period. The Asset Pool One Required Transferor Amount
Percentage currently is [__]%.

     The transferors may designate a different Asset Pool One Required Transferor
Amount Percentage. Before reducing that percentage below [__]%, however, the transferors must provide the indenture trustee with:

     • written confirmation that the Rating Agency Condition has been satisfied; and

     • an Issuer Tax Opinion.

     If, at the end of any Monthly Period, the Asset Pool One Transferor Amount for
such Monthly Period and for the prior Monthly Period is less than the Asset Pool One
Required Transferor Amount for each such Monthly Period, the transferors will be required to transfer additional receivables or additional collateral certificates to
Asset Pool One or to cause to be increased the Invested Amount of an existing collateral certificate included in Asset Pool One.

     If, when required to do so, the transferors are unable to transfer additional receivables or additional collateral certificates to Asset Pool One or to cause to be increased the Invested Amount of an existing collateral certificate included in Asset
Pool One, an early amortization event will occur with respect to the Charge Series
2005-[__] notes.

     The interest representing the Asset Pool One Transferor Amount, referred to as the
Asset Pool One Transferor Certificate, will be held by the transferors either in certificated or uncertificated form. Any reference in this prospectus supplement or the accompanying prospectus to the Asset Pool One Transferor Certificate means the transferors' interest in the Asset Pool One Transferor Amount held in either certificated or uncertificated form. A holder of the Asset Pool One Transferor
Certificate may transfer its interest therein in whole or in part, subject to certain limitations and conditions described in any of the trust agreement, the transfer and servicing agreement, the Asset Pool One supplement and the Charge Series 2005-[__]
indenture supplement.  The Asset Pool One Transferor Amount does not provide credit enhancement to the Charge Series 2005-[__] notes.

                                          S-43

Asset Pool One Required Pool Balance

     For any Monthly Period, the Asset Pool One Pool Balance equals the sum of (i) the amount of Asset Pool One Principal Receivables, (ii) the aggregate Invested Amount of the collateral certificates included in Asset Pool One, if any, and (iii) any amount on deposit in the excess funding account for Asset Pool One.

     Asset Pool One has a minimum pool balance requirement, referred to as the Asset
Pool One Required Pool Balance. For any Monthly Period, the Asset Pool One Required
Pool Balance equals the sum of (i) for all notes secured by Asset Pool One in their revolving period, the sum of the Nominal Liquidation Amounts of those notes as of the close of business on the last day of such Monthly Period and (ii) for all other notes secured by Asset Pool One, the sum of the Nominal Liquidation Amounts of those notes as of the close of business on the last day of the most recent revolving period for each of those notes, excluding any notes secured by Asset Pool One that will be paid in full on the applicable payment date for those notes in the following Monthly Period and any notes secured by Asset Pool One that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in the following Monthly Period.

     If, at the end of any Monthly Period, the Asset Pool One Pool Balance for such
Monthly Period is less than the Asset Pool One Required Pool Balance for such Monthly
Period, the transferors will be required to transfer additional receivables or additional collateral certificates to Asset Pool One or to cause to be increased the
Invested Amount of an existing collateral certificate included in Asset Pool One as described in "The Notes-Addition of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes-Addition of Assets" and "-Increases in the Invested Amount
of an Existing Collateral Certificate" in the accompanying prospectus.

     If, when required to do so, the transferors are unable to transfer additional receivables or additional collateral certificates to Asset Pool One or to cause to be increased the Invested Amount of an existing collateral certificate included in Asset
Pool One, an early amortization event will occur with respect to the Charge Series
2005-[__] notes. See "The Indenture-Early Amortization Events" in the accompanying prospectus.

The Excess Funding Account

     If, at the end of any Monthly Period, (i) the Asset Pool One Transferor Amount is,
or as a result of a payment would become, less than the Asset Pool One Required
Transferor Amount for such Monthly Period or (ii) the Asset Pool One Pool Balance is,
or as a result of a payment would become, less than the Asset Pool One Required Pool
Balance for such Monthly Period, the servicer will deposit into the excess funding account for Asset Pool One the Asset Pool One Principal Collections that otherwise would have been paid to the holders of the Asset Pool One Transferor Certificate. This allocation will be in an amount equal to the greater of the amount by which the Asset
Pool One Transferor Amount would be less than the Asset Pool One Required Transferor
Amount and the amount by which the Asset Pool One Pool Balance would be less than the
Asset Pool One Required Pool Balance, each determined with respect to such Monthly
Period.

                                          S-44

     So long as no series of notes secured by Asset Pool One is in a controlled accumulation period or an early amortization period, amounts on deposit in the excess funding account for Asset Pool One will be withdrawn and paid to the holders of the
Asset Pool One Transferor Certificate on any Payment Date to the extent that, after giving effect to such payment, the Asset Pool One Transferor Amount exceeds the Asset
Pool One Required Transferor Amount and the Asset Pool One Pool Balance exceeds the
Asset Pool One Required Pool Balance on such date. If a controlled accumulation period or early amortization period starts and is continuing for any series of notes secured by Asset Pool One, any funds on deposit in the excess funding account for Asset Pool
One will be released, deposited into the collection account for Asset Pool One and treated as Asset Pool One Principal Collections to the extent needed to make principal payments due to or for the benefit of the noteholders of such series, but only to the extent that doing so would not cause the Asset Pool One Transferor Amount to be less than the Asset Pool One Required Transferor Amount or the Asset Pool One Pool Balance
to be less than the Asset Pool One Required Pool Balance.

     Funds on deposit in the excess funding account for Asset Pool One will be invested by the indenture trustee, at the direction of the servicer, in Eligible Investments.
Any earnings (net of losses and investment expenses) earned on amounts on deposit in the excess funding account for Asset Pool One during any Monthly Period will be withdrawn from such excess funding account and treated as Asset Pool One Finance
Charge Collections for such Monthly Period.

Addition of Assets

     The transferors will have the right, in connection with Asset Pool One, from time to time (i) to designate Additional Accounts to be included in the Asset Pool One
Portfolio, (ii) to transfer one or more additional collateral certificates to Asset
Pool One or (iii) to cause to be increased the Invested Amount of one or more existing collateral certificates included in Asset Pool One. Any Additional Accounts designated to the Asset Pool One Portfolio will be selected from accounts in the Total Charge
Portfolio. Therefore, if Additional Accounts are to be designated, a transferor will, under the applicable receivables purchase agreement, request that the applicable account owner designate accounts which qualify as Eligible Accounts to such transferor and such transferor will designate those accounts to be included in the Asset Pool One
Portfolio.

     There are two types of Additional Accounts: New Accounts and Aggregate Addition
Accounts. A New Account is an account designated to be included in the Asset Pool One
Portfolio on the date it is originated by an account owner. An Aggregate Addition
Account typically is an account that is designated to be included in the Asset Pool
One Portfolio on a date other than its origination date, and the receivables of which generally arise in (i) additional Eligible Accounts from the Total Charge Portfolio,
(ii) portfolios of charge accounts acquired by an account owner from other charge card issuers or (iii) any other charge account of a type not previously designated to be included in the Asset Pool One Portfolio.

     As of the date an Additional Account is selected to be included in the Asset Pool
One Portfolio, such Additional Account must be an Eligible Account. Receivables arising in Additional Accounts, however, may not be of the same credit quality as the receivables arising in accounts already included in the Asset Pool One Portfolio or receivables arising in

                                          S-45

accounts already included in the Portfolio of a master trust or other securitization special purpose entity which has issued a collateral certificate included in Asset Pool One. Additional Accounts may have been originated by TRS,
Centurion, FSB or any of their affiliates using credit criteria different from those which were applied by TRS, Centurion, FSB or any of their affiliates to the accounts already included in the Asset Pool One Portfolio or the Portfolio of a master trust or other securitization special purpose entity which has issued a collateral certificate included in Asset Pool One, or may have been acquired by TRS, Centurion, FSB or any of their affiliates from a third-party institution which may have used different credit criteria from those applied by TRS, Centurion, FSB or any of their affiliates to the accounts. Consequently, the performance of such Additional Accounts may be better or worse than the performance of the accounts already included in the Asset Pool One
Portfolio or the Portfolio of a master trust or other securitization special purpose entity which has issued a collateral certificate included in Asset Pool One. See "Risk
Factors-The composition of the asset pool securing your notes may change, which may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated"
in the accompanying prospectus.

     At the time of its transfer to Asset Pool One, each additional collateral certificate must be an Eligible Collateral Certificate. An additional collateral certificate, however, may not be of the same credit quality as the receivables arising in the accounts already included in the Asset Pool One Portfolio or any existing collateral certificate included in Asset Pool One. This is because the receivables arising in the accounts included in the Portfolio of the master trust or other securitization special purpose entity which has issued such collateral certificate may not be of the same credit quality as the receivables arising in accounts included in the Asset Pool One Portfolio or in accounts included in the Portfolio of a master trust or other securitization special purpose entity which has issued an existing collateral certificate included in Asset Pool One. Consequently, the performance of such additional collateral certificate may be better or worse than the performance of receivables arising in the accounts already included in the Asset Pool One Portfolio or any existing collateral certificate included in Asset Pool One. See "Risk
Factors-The composition of the asset pool securing your notes may change, which may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated"
in the accompanying prospectus.

     Unless each rating agency otherwise consents, the number of New Accounts and
Aggregate Addition Accounts designated to be included in the Asset Pool One Portfolio without prior rating agency notice will not exceed the Addition Limit. At the end of each semi-annual period in which New Accounts are designated to be included in the
Asset Pool One Portfolio, or more frequently if required by any rating agency, the transferors will deliver to each rating agency an opinion of counsel about the New
Accounts included as accounts during the preceding six-month period that confirms the creation and perfection of the security interest in the receivables in such New
Accounts. If such opinion of counsel is not so received, the ability of the transferors to designate New Accounts will be suspended until such time as each rating agency otherwise consents in writing or such accounts are removed from the Asset Pool
One Portfolio. Accounts

                                          S-46

of a nature different than the initial accounts or of a type not previously included as an Aggregate Addition Account may not be designated to the Asset Pool One Portfolio as
New Accounts.

     In addition to the permitted additions described above, the transferors will be required to transfer to Asset Pool One receivables arising in Additional Accounts, to transfer to Asset Pool One additional collateral certificates or to cause to be increased the Invested Amount of one or more existing collateral certificates included in Asset Pool One if, at the end of any Monthly Period, (i) the Asset Pool One
Transferor Amount for such Monthly Period and the prior Monthly Period is less than the Asset Pool One Required Transferor Amount for each such Monthly Period, or (ii)
the Asset Pool One Pool Balance for such Monthly Period is less than the Asset Pool
One Required Pool Balance for such Monthly Period. In such event, such transferors will, on or before the thirtieth Business Day after the end of such Monthly Period
(unless the Asset Pool One Transferor Amount exceeds the Asset Pool One Required
Transferor Amount and the Asset Pool One Pool Balance exceeds the Asset Pool One
Required Pool Balance, in each case as of the end of any Business Day during the period between the end of the prior Monthly Period and such addition date), make an addition to Asset Pool One in a sufficient amount so that, after giving effect to such addition, the Asset Pool One Transferor Amount is at least equal the Asset Pool One
Required Transferor Amount and the Asset Pool One Pool Balance is at least equal to the Asset Pool One Required Pool Balance.

     When a transferor designates Aggregate Addition Accounts to be included in the
Asset Pool One Portfolio or transfers additional collateral certificates to Asset Pool
One, it must satisfy several conditions, including, as applicable:

     • with respect to the designation of Aggregate Addition Accounts to the Asset
       Pool One Portfolio, delivery and acceptance by the owner trustee of a written assignment of receivables in the Aggregate Addition Accounts or of the additional collateral certificates, as applicable;

     • delivery on the Required Delivery Date to the indenture trustee of a computer file or microfiche list with an accurate list of all Aggregate Addition
       Accounts and/or a schedule with an accurate list of all additional collateral certificates, as applicable;

     • delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that:

        (i)   as of the date an Aggregate Addition Account is selected for designation to the Asset Pool One Portfolio, such Aggregate Addition Account is an
              Eligible Account;

        (ii)  at the time of its transfer to Asset Pool One, each additional collateral certificate is an Eligible Collateral Certificate;

        (iii) such transferor has delivered a computer file or microfiche list with an accurate list of all Aggregate Addition Accounts and/or a schedule with an accurate list of all additional collateral certificates and copies of the financing statements, if

                                          S-47

              necessary, to perfect the security interest in the related receivables or collateral certificates, as applicable;

        (iv)  as of the Addition Date, none of such transferor or any account owner is insolvent and the transfer of the receivables and/or the additional collateral certificates is not made in contemplation of insolvency;

        (v)   in such transferor's reasonable belief, transferring the receivables in
              Aggregate Addition Accounts or the additional collateral certificates will not have a material adverse effect on the noteholders of any series, class or tranche of notes secured by Asset Pool One;

     • if the aggregate number of Additional Accounts selected to have their receivables transferred to Asset Pool One exceeds the Addition Limit, satisfaction of the Rating Agency Condition with respect to the proposed addition; and

     • if the issuer is notified by any rating agency that such rating agency has elected to confirm existing ratings prior to a transfer of additional collateral certificates to Asset Pool One, satisfaction of the Rating Agency
       Condition with respect to the proposed transfer.

     In addition to the periodic reports otherwise required to be filed by the servicer with the SEC under the Securities Exchange Act of 1934, as amended, the servicer intends to file, on behalf of the issuer, a Report on Form 8-K with respect to any transfer to Asset Pool One of receivables in Additional Accounts or additional collateral certificates that would have a material effect on the composition of the assets of Asset Pool One.

Removal of Assets

     The transferors may, but will not be obligated to, designate accounts and the receivables arising under those accounts for removal from the Asset Pool One
Portfolio. In connection with such a removal, the indenture trustee will be required to transfer all receivables in those removed accounts back to the transferors, whether the receivables already exist or arise after the designation. The removal could occur for a number of reasons, including a determination by the transferors that Asset Pool
One contains more receivables than the transferors are obligated to retain in Asset
Pool One under the Asset Pool One supplement or a determination that the transferors do not desire to obtain additional financing through the issuer at such time. As long as the removal of accounts from the Asset Pool One Portfolio satisfies the conditions listed below, the removed accounts may, individually or in the aggregate, be of a higher credit quality than the accounts that remain in the Asset Pool One Portfolio.

     A transferor's rights to removal are subject to the satisfaction of several conditions listed in the Asset Pool One supplement, including:

     • delivery to the owner trustee and the indenture trustee for execution of a written reassignment of receivables in the removed accounts;

                                          S-48

     • delivery on the Required Delivery Date to the indenture trustee of a computer file or microfiche list containing a true and complete list of all removed accounts;

     • satisfaction of the Rating Agency Condition with respect to such removal; and

     • delivery by the issuer to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that, in the reasonable belief of the issuer,

        (i)  no selection procedure believed to be materially adverse to, or materially beneficial to, the interests of the noteholders of any series, class or tranche of notes was utilized in selecting the removed accounts from Asset
             Pool One;

        (ii)      such removal will not have a material adverse effect on any outstanding series, class or tranche of notes secured by Asset Pool One;
             and

        (iii)     such removal will not result in the occurrence of an Event of
             Default or an Early Amortization Event with respect to the noteholders of any series, class or tranche of notes secured by Asset Pool One.

Discount Option

     The transfer and servicing agreement and the Asset Pool One supplement provide that the transferors may at any time and from time to time designate a fixed or variable percentage, referred to as the Discount Option Percentage, of the amount of receivables existing and arising in all or any specified portion of the accounts in the Asset Pool One Portfolio on and after the date of such designation becomes effective to be deemed Discount Option Receivables and treated as Asset Pool One
Finance Charge Receivables and collections received with respect to such receivables will be treated as Asset Pool One Finance Charge Collections.

     The receivables generated in the accounts included in the Asset Pool One Portfolio generally are not subject to monthly finance charge assessments. As a result, in order to provide yield to Asset Pool One with respect to those receivables, the transferors have designated an initial Discount Option Percentage of [__]%. Therefore, [__]% of
those receivables will be deemed Discount Option Receivables and treated as Asset Pool
One Finance Charge Receivables and collections received with respect to such receivables will be treated as Asset Pool One Finance Charge Collections. The remainder of such receivables will be treated as Asset Pool One Principal Receivables and collections received with respect to those receivables will be treated as Asset
Pool One Principal Collections.

     The existence of Discount Option Receivables results in an increase in the amount of Asset Pool One Finance Charge Receivables and Asset Pool One Finance Charge
Collections, a reduction in the amount of Asset Pool One Principal Receivables and
Asset Pool One Principal Collections and a reduction in the Asset Pool One Transferor
Amount. See "Risk Factors-A change in the discount option percentage may result in delayed or reduced payments on your notes" in this prospectus supplement.

                                          S-49

     After any designation of a Discount Option Percentage, pursuant to the transfer and servicing agreement and the Asset Pool One supplement, the transferors may, without notice to or consent of the holders of any series, class or tranche of notes secured by Asset Pool One, from time to time increase, reduce or withdraw the Discount
Option Percentage. The transferors must provide 30 days prior written notice to the servicer, the owner trustee, the indenture trustee and each rating agency of any such designation or increase, reduction or withdrawal. Such designation or increase, reduction or withdrawal will become effective on the date specified therein only if:

     • each transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer of that transferor to the effect that, based on the facts known to that transferor at the time, such designation or increase, reduction or withdrawal will not at the time of its occurrence cause an early amortization event or event of default or an event that, with notice or the lapse of time or both, would constitute an early amortization event or event of default, to occur with respect to any series, class or tranche of notes secured by Asset Pool One;

     • the Rating Agency Condition is satisfied with respect to such designation or increase, reduction or withdrawal; and

     • the transferors will have delivered to the owner trustee and the indenture trustee an Issuer Tax Opinion.

                            Deposit and Application of Funds

     The Asset Pool One supplement specifies how Asset Pool One Finance Charge
Collections, Asset Pool One Principal Collections, the Asset Pool One Default Amount
and the Asset Pool One Servicing Fee will be allocated among the outstanding series of notes secured by Asset Pool One and the holders of the Asset Pool One Transferor
Certificate. The Charge Series 2005-[__] indenture supplement specifies how Charge
Series 2005-[__] Available Finance Charge Collections, Charge Series 2005-[__]
Available Principal Collections and other amounts allocated to the Charge Series
2005-[__] notes will be deposited into the issuer trust accounts established for the
Charge Series 2005-[__] notes to provide for the payment of interest on and principal of Charge Series 2005-[__] notes as payments become due. The following sections summarize those provisions.

Allocations of Asset Pool One Finance Charge Collections, Asset Pool One Principal
Collections, the Asset Pool One Default Amount and the Asset Pool One Servicing Fee

     Pursuant to the Asset Pool One supplement, with respect to each Monthly Period, the servicer will allocate among Charge Series 2005-[__] and all other series of notes outstanding secured by Asset Pool One Asset Pool One Finance Charge Collections, Asset
Pool One Principal Collections, the Asset Pool One Default Amount and the Asset Pool
One Servicing Fee, each with respect to such Monthly Period as described in "Sources of Funds to Pay the

                                          S-50

Notes-Deposit and Allocation of Funds in the Issuance Trust" in the accompanying prospectus and, with respect to Charge Series 2005-[__] specifically, as described below.

    With respect to each Monthly Period, the indenture trustee will, at the direction of the servicer, allocate to the Charge Series 2005-[__] notes the product of:

    • the Charge Series 2005-[__] Floating Allocation Percentage, and

    • the amount of Asset Pool One Finance Charge Collections.

The finance charge collections allocated to Charge Series 2005-[__] described above are referred to in this prospectus supplement as "Charge Series 2005-[__] Finance
Charge Collections."

    In addition, with respect to each Monthly Period, the indenture trustee will, at the direction of the servicer, allocate to the Charge Series 2005-[__] notes:

     •   the product of the Charge Series 2005-[__] Principal Allocation Percentage and
         the amount of Asset Pool One Principal Collections with respect to such
         Monthly Period,

     •   the product of the Charge Series 2005-[__] Floating Allocation Percentage and
         the Asset Pool One Default Amount with respect to such Monthly Period, and

     •   the product of the Charge Series 2005-[__] Floating Allocation Percentage and
         the Asset Pool One Servicing Fee with respect to such Monthly Period.

     The principal collections, default amount and servicing fee allocated to Charge
Series 2005-[__] described above are referred to in this prospectus supplement as
"Charge Series 2005-[__] Principal Collections," the "Charge Series 2005-[__] Default
Amount" and the "Charge Series 2005-[__] Servicing Fee," respectively.

     For a detailed description of the percentage used by the indenture trustee in allocating Asset Pool One Finance Charge Collections, the Asset Pool One Default
Amount and the Asset Pool One Servicing Fee to the Charge Series 2005-[__] notes, see the definition of "Charge Series 2005-[__] Floating Allocation Percentage" in the
"Glossary of Defined Terms" in this prospectus supplement. For a detailed description of the percentage used by the indenture trustee in allocating Asset Pool One Principal
Collections to the Charge Series 2005-[__] notes, see the definition of "Charge Series
2005-[__] Principal Allocation Percentage" in the "Glossary of Defined Terms" in this prospectus supplement.

Reallocations Among Different Series Within Reallocation Group A

     Following the allocation of Asset Pool One Finance Charge Collections to the
Charge Series 2005-[__] notes as described in "-Allocations of Asset Pool One Finance
Charge Collections, Asset Pool One Principal Collections, the Asset Pool One Default
Amount and the Asset Pool One Servicing Fee," Charge Series 2005-[__] Finance Charge
Collections with respect to each Monthly Period will be combined with Asset Pool One
Finance Charge

                                          S-51

Collections allocated to each other series in Reallocation Group A with respect to such Monthly Period, collectively referred to as Reallocation Group A Finance Charge
Collections.

     Reallocation Group A is a group of series of notes secured by Asset Pool One which share Reallocation Group A Finance Charge Collections pro rata, based on the relative size of the required payments to each series in Reallocation Group A as compared to the total required payments of all series in Reallocation Group A. For each Monthly
Period, the servicer will calculate the Reallocation Group A Finance Charge
Collections and, on the following Payment Date, will allocate such amount among all series in Reallocation Group A in the following priority:

     (i)    Reallocation Group A Interest;

     (ii)   Reallocation Group A Default Amount;

     (iii)  Reallocation Group A Fees;

     (iv)   Reallocation Group A Additional Amounts; and

     (v)    the balance pro rata among each series in Reallocation Group A based on the Nominal Liquidation Amount of each such series.

     In the case of clauses (i), (ii), (iii) and (iv) above, if the amount of
Reallocation Group A Finance Charge Collections is not sufficient to cover each such amount in full, the amount available will be allocated among the series in
Reallocation Group A pro rata based on the claim that each series has under the applicable clause. This means, for example, that if the amount of Reallocation Group A
Finance Charge Collections is not sufficient to cover Reallocation Group A Interest, each series in Reallocation Group A, including Charge Series 2005-[__], will share such amount pro rata based on the amount of that series's required interest payment and any other series in Reallocation Group A with a claim in respect of interest, including overdue and additional interest, if applicable, which is larger than the claim for such amounts for any other series in Reallocation Group A (for example, due to a higher note interest rate) will receive a proportionately larger allocation.
While any series of notes secured by Asset Pool One may be included in Reallocation
Group A, there can be no assurance that any other series will be included in
Reallocation Group A. Any issuance of a new series in Reallocation Group A may reduce or increase the amount of Reallocation Group A Finance Charge Collections allocated to
Charge Series 2005-[__]. See "Risk Factors-Issuance of additional notes or master trust investor certificates may affect your voting rights and the timing and amount of payments to you" in the accompanying prospectus.

Payments of Interest, Fees and Other Items

     On each Payment Date, Reallocation Group A Finance Charge Collections allocated to the Charge Series 2005-[__] notes as described in "-Reallocations Among Different
Series in Reallocation Group A," along with certain other amounts described in the definition of "Charge

                                          S-52

Series 2005-[__] Available Finance Charge Collections" in the "Glossary of Defined Terms"
will be applied by the indenture trustee in the following order and priority:

     •   first, an amount equal to the Class A Monthly Interest plus Class A Additional
         Interest due for the related Payment Date and past due for any prior Payment
         Dates, will be paid to the Class A noteholders on that Payment Date;

     •   second, an amount equal to the Class B Monthly Interest plus Class B
         Additional Interest due for the related Payment Date and past due for any prior Payment Dates, will be paid to the Class B noteholders on that Payment
         Date;

     •   third, an amount equal to the Class C Monthly Interest plus Class C Additional
         Interest due for the related Payment Date and past due for any prior Payment
         Dates, will be paid to the Class C noteholders on that Payment Date;

     •   fourth, an amount equal to the Charge Series 2005-[__] Servicing Fee due for the related Payment Date and past due for any prior Payment Date, will be paid to the servicer;

     •   fifth, an amount equal to the Charge Series 2005-[__] Default Amount for such
         Payment Date will be treated as Charge Series 2005-[__] Available Principal
         Collections;

     •   sixth, an amount equal to the unreimbursed reductions in the Charge Series
         2005-[__] Nominal Liquidation Amount due to charge-offs resulting from any uncovered Charge Series 2005-[__] Default Amount or due to Reallocated
         Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__] Servicing
         Fee and past due amounts thereon will be treated as Charge Series 2005-[__]
         Available Principal Collections;

     •   seventh, to make targeted deposits, if any, to the accumulation reserve account;

     •   eighth, to make targeted deposits, if any, to the Class C reserve account;

     •   ninth, following an event of default and acceleration of the Charge Series
         2005-[__] notes, the balance, if any, up to the outstanding dollar principal amount of the Charge Series 2005-[__] notes will be treated as Charge Series
         2005-[__] Available Principal Collections; and

     •   tenth, all remaining amounts will be treated as Shared Excess Available
         Finance Charge Collections and will be available to cover any shortfalls in
         Asset Pool One Finance Charge Collections allocated to other series in Shared
         Excess Available Finance Charge Collections Group A and, after payment of these shortfalls, the remaining amount will be paid to the holders of the
         Asset Pool One Transferor Certificate.

                                          S-53

If Charge Series 2005-[__] Available Finance Charge Collections are not sufficient to make all required payments and applications as described above, Shared Excess
Available Finance Charge Collections, if any, allocated from other series of notes will be available to make such required payments. Shared Excess Available Finance
Charge Collections allocated to the Charge Series 2005-[__] notes will be allocated in the same manner and priority as Charge Series 2005-[__] Available Finance Charge
Collections described above. While any series of notes secured by Asset Pool One may be included in Shared Excess Available Finance Charge Collections Group A, there can be no assurance that any other series will be included in Shared Excess Available
Finance Charge Collections Group A or that there will be any Shared Excess Available
Finance Charge Collections. See "Deposit and Application of Funds-Shared Excess
Available Finance Charge Collections" in this prospectus supplement and "The
Notes-Groups-Shared Excess Available Finance Charge Collections Group" in the
accompanying prospectus.

Reductions in the Charge Series 2005-[__] Nominal Liquidation Amount due to
Charge-Offs and Reallocated Principal Collections

     The Charge Series 2005-[__] Default Amount represents the Charge Series
2005-[__]'s share of losses from the Asset Pool One Portfolio. On the Business Day prior to each Payment Date, the servicer will calculate the Charge Series 2005-[__]
Default Amount for the prior Monthly Period. If the Charge Series 2005-[__] Default
Amount exceeds the amount of Charge Series 2005-[__] Available Finance Charge
Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes for such Monthly Period and available to fund this amount, then the Charge Series 2005-[__] Nominal Liquidation Amount will be reduced by the excess. This excess is referred to as a "charge-off."

     On each Interest Payment Date, if the sum of Class A Monthly Interest, Class A
Additional Interest, Class B Monthly Interest, Class B Additional Interest, the Charge
Series 2005-[__] Servicing Fee and past due amounts thereon cannot be paid from Charge
Series 2005-[__] Available Finance Charge Collections and Shared Excess Available
Finance Charge Collections, if any, allocated from other series of notes, as described in "-Payments of Interest, Fees and Other Items" in this prospectus supplement, then
Reallocated Principal Collections will be used to pay these amounts and the Charge
Series 2005-[__] Nominal Liquidation Amount will be reduced accordingly. However, with respect to Class A Monthly Interest, Class A Additional Interest, the Charge Series
2005-[__] Servicing Fee and past due amounts thereon, the amount of these Reallocated
Principal Collections cannot exceed [__]% of the initial Charge Series 2005-[__]
Nominal Liquidation Amount, minus any reductions due to charge-offs resulting from any uncovered Charge Series 2005-[__] Default Amount and due to Reallocated Principal
Collections previously used to pay shortfalls in interest on the Class A notes or the
Class B notes or shortfalls in the Charge Series 2005-[__] Servicing Fee and past due amounts thereon, in each case that have not been reimbursed. With respect to Class B
Monthly Interest, Class B Additional Interest and past due amounts thereon, the amount of these Reallocated Principal Collections cannot exceed [__]% of the initial Charge
Series 2005-[__] Nominal Liquidation Amount, minus any reductions due to charge-offs resulting from any uncovered Charge Series 2005-[__] Default Amount and due to
Reallocated Principal Collections previously used to pay shortfalls in interest on the
Class A notes or the Class B notes or shortfalls in the Charge Series

                                          S-54

2005-[__] Servicing Fee and past due amounts thereon, in each case that have not been reimbursed.

     In no event will the Charge Series 2005-[__] Nominal Liquidation Amount be reduced below zero. Reductions in the Charge Series 2005-[__] Nominal Liquidation Amount due
to charge-offs resulting from any uncovered Charge Series 2005-[__] Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the
Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__]
Servicing Fee and past due amounts thereon may be reimbursed from subsequent Charge
Series 2005-[__] Available Finance Charge Collections and Shared Excess Available
Finance Charge Collections, if any, allocated from other series of notes and available to fund this amount. A reduction in the Charge Series 2005-[__] Nominal Liquidation
Amount will reduce the allocation of Asset Pool One Finance Charge Collections and
Asset Pool One Principal Collections to Charge Series 2005-[__]. If the Charge Series
2005-[__] Nominal Liquidation Amount is reduced to zero, Charge Series 2005-[__] will not receive any further allocations of Asset Pool One Finance Charge Collections and
Asset Pool One Principal Collections.

Payments of Principal

     On each Payment Date, the indenture trustee will apply Charge Series 2005-[__]
Available Principal Collections in the following order and priority:

     •   first, on each Payment Date with respect to the revolving period, all Charge
         Series 2005-[__] Available Principal Collections will be treated as Shared
         Excess Available Principal Collections and applied as described in "-Shared
         Excess Available Principal Collections" in this prospectus supplement.

     •   second, on each Payment Date with respect to the controlled accumulation period and the early amortization period, all Charge Series 2005-[__]
         Available Principal Collections will be distributed or deposited in the following priority:

         --during the controlled accumulation period, an amount equal to the Monthly
         Principal will be deposited in the principal funding account in an amount not to exceed the Controlled Deposit Amount;

         --during the early amortization period, an amount equal to the Monthly
         Principal will be paid first, to the Class A noteholders until the Class A notes have been paid in full, second, to the Class B noteholders until the
         Class B notes have been paid in full and third, to the Class C noteholders until the Class C notes have been paid in full; and

         --on each Payment Date during the controlled accumulation period and the early amortization period, the balance of Charge Series 2005-[__] Available
         Principal Collections not applied as described above will be treated as Shared
         Excess Available Principal Collections and applied as described in "-Shared
         Excess Available Principal Collections" in this prospectus supplement.

                                          S-55

     On the earlier to occur of (i) the first Payment Date with respect to the early amortization period and (ii) the expected final payment date, the indenture trustee will withdraw from the principal funding account and distribute first, to the Class A noteholders until the Class A notes have been paid in full, second, to the Class B noteholders until the Class B notes have been paid in full, and third, to the Class C noteholders until the Class C notes have been paid in full, the amounts deposited into the principal funding account.

Limit on Allocations of Charge Series 2005-[__] Principal Collections and Charge
Series 2005-[__] Finance Charge Collections

     The Charge Series 2005-[__] notes will be allocated Charge Series 2005-[__]
Principal Collections and Charge Series 2005-[__] Finance Charge Collections solely to the extent of the Charge Series 2005-[__] Nominal Liquidation Amount. Therefore, if
the Charge Series 2005-[__] Nominal Liquidation Amount has been reduced due to charge-offs resulting from any uncovered Charge Series 2005-[__] Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__] Servicing Fee and past due amounts thereon, the Charge Series 2005-[__] notes will not be allocated
Asset Pool One Principal Collections or Asset Pool One Finance Charge Collections to
the extent of such reductions. However, any funds in the principal funding account, any funds in the accumulation reserve account and, in the case of the Class C notes, any funds in the Class C reserve account, will still be available to pay principal of and interest on the Charge Series 2005-[__] notes. If the Charge Series 2005-[__]
Nominal Liquidation Amount has been reduced due to charge-offs resulting from any uncovered Charge Series 2005-[__] Default Amount or due to Reallocated Principal
Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__] Servicing Fee and past due amounts thereon, it is possible for the Charge Series 2005-[__] Nominal Liquidation Amount to
be increased by subsequent allocations of Charge Series 2005-[__] Available Finance
Charge Collections and Shared Excess Available Finance Charge Collections, if any,
allocated from other series of notes that are allocated to fund this amount. However, there are no assurances that there will be any Charge Series 2005-[__] Available
Finance Charge Collections or Shared Excess Available Finance Charge Collections
available to increase the Charge Series 2005-[__] Nominal Liquidation Amount.

Sale of Assets

     Assets in Asset Pool One may be sold following (i) an event of default and acceleration of the Charge Series 2005-[__] notes and (ii) the Charge Series 2005-[__]
Legal Maturity Date. See "The Indenture-Events of Default" in the accompanying prospectus.

     If an event of default occurs and the Charge Series 2005-[__] notes are accelerated before the Charge Series 2005-[__] Legal Maturity Date, the issuer may sell assets in Asset Pool One if the conditions described in "The Indenture-Events of
Default" and "-Events of Default Remedies" in the accompanying prospectus are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of the Charge Series 2005-[__] notes. However, a sale will only be permitted if at least one of the following conditions is met:

                                          S-56

     •   the holders of 90% of the aggregate outstanding dollar principal amount of the
         Charge Series 2005-[__] notes consent;

     •   the net proceeds of such sale, plus amounts on deposit in the issuer trust accounts would be sufficient to pay all amounts due on the Charge Series
         2005-[__] notes; or

     •   if the indenture trustee determines that the funds to be allocated to the
         Charge Series 2005-[__] notes, including (i) Charge Series 2005-[__] Available
         Finance Charge Collections and Charge Series 2005-[__] Available Principal
         Collections and (ii) amounts on deposit in the issuer trust accounts may not be sufficient on an ongoing basis to make all payments on the Charge Series
         2005-[__] notes as such payments would have become due if such obligations had not been declared due and payable, and 66 2/3% of the noteholders of the
         Charge Series 2005-[__] notes consent to the sale.

     If the Charge Series 2005-[__] Nominal Liquidation Amount is greater than zero on the Charge Series 2005-[__] Legal Maturity Date, after giving effect to any allocations, deposits and payments to be made on such date, the sale of assets in
Asset Pool One will take place no later than seven Business Days following the Charge
Series 2005-[__] Legal Maturity Date.

     The principal amount of assets designated for sale will be an amount not to exceed the sum of (i) the Charge Series 2005-[__] Nominal Liquidation Amount and (ii) the
product of the Charge Series 2005-[__] Nominal Liquidation Amount and the Discount
Option Percentage, plus any accrued, unpaid and additional interest due on the Charge
Series 2005-[__] notes. Proceeds from such a sale will be paid first, to the Class A noteholders until payment in full of the stated principal amount of, and all accrued, unpaid and additional interest on, the Class A notes, then to the Class B noteholders until payment in full of the stated principal amount of, and all accrued, unpaid and additional interest on, the Class B notes and finally to the Class C noteholders.

     The Charge Series 2005-[__] Nominal Liquidation Amount will be reduced to zero upon such sale even if the proceeds of that sale and amounts on deposit in the issuer trust accounts for the Charge Series 2005-[__] notes are not enough to pay all remaining amounts due on the Charge Series 2005-[__] notes. After such sale, Asset
Pool One Principal Collections and Asset Pool One Finance Charge Collections will no longer be allocated to Charge Series 2005-[__]. Noteholders will receive the proceeds of the sale, but no more than the outstanding dollar principal amount of the Charge
Series 2005-[__] notes, plus all accrued, unpaid and additional interest. The Charge
Series 2005-[__] notes will no longer be outstanding under the indenture or any supplement thereto once the noteholders have directed the sale of assets.

     After giving effect to a sale of assets for the Charge Series 2005-[__] notes, the amount of proceeds on deposit in the principal funding account may be less than the outstanding dollar principal amount of the Charge Series 2005-[__] notes. This deficiency can arise because of unreimbursed reductions in the Charge Series 2005-[__]
Nominal Liquidation Amount or if the sale price for the assets was less than the outstanding dollar principal amount of the Charge

                                          S-57

Series 2005-[__] notes. These types of deficiencies will not be reimbursed unless, in the case of Class C notes only, there are sufficient amounts in the Class C reserve account.

Targeted Deposits to the Class C Reserve Account

The Class C reserve account will not be funded unless and until the three-month average of the Excess Spread Percentage falls below the levels described in the following table or an early amortization event or event of default occurs with respect to the Charge Series 2005-[__] notes. In the case of the first two Monthly Periods, however, the Class C reserve account will be funded if (i) in the case of the first
Monthly Period, the Excess Spread Percentage for the first Monthly Period or (ii) in the case of the second Monthly Period, the average of the Excess Spread Percentages for the first two Monthly Periods, falls below the levels described in the table set forth below or an early amortization event or event of default occurs with respect to the Charge Series 2005-[__] notes.

Three-month
  average excess                             Funding
 spread percentage                          percentage
-----------------                          ----------
[__]% or greater                              [__]%

[__]% to [__]%                                [__]%

[__]% to [__]%                                [__]%

[__]% to [__]%                                [__]%

[__]% to [__]%                                [__]%

[__]% to [__]%                                [__]%

[__]% or less                                 [__]%

     The Class C reserve account will be funded in each Monthly Period, as necessary, from Charge Series 2005-[__] Available Finance Charge Collections and Shared Excess
Available Finance Charge Collections, if any, allocated from other series of notes, as described in "-Payments of Interest, Fees and Other Items" in this prospectus supplement. For any Monthly Period in which the Class C reserve account is required to be funded, the amount targeted to be deposited in the Class C reserve account for the
Class C notes is the applicable funding percentage times the initial dollar principal amount of the Charge Series 2005-[__] notes. The amount targeted to be deposited in the Class C reserve account will adjust monthly as the three-month average Excess
Spread Percentage rises or falls. If an early amortization event or event of default occurs with respect to the Charge Series 2005-[__] notes, the targeted Class C reserve account amount will be the outstanding dollar principal amount of the Class C notes.

     Only the holders of the Class C notes will have the benefit of the Class C reserve account. The percentage and methodology for calculating the amount targeted to be on deposit in the

                                          S-58

Class C reserve account may change without the consent of any Charge Series 2005-[__]
noteholders, including the Class C noteholders, if the Rating Agency Condition is satisfied with respect to that change and if the issuer has delivered to each rating agency and the indenture trustee an Issuer Tax Opinion.

Withdrawals from the Class C Reserve Account

     Withdrawals will be made from the Class C reserve account, but in no event more than the amount on deposit therein, in the following order:

     •   Payments of Interest.    If the amount available and allocated to pay interest
         on the Class C notes is insufficient to pay in full the amounts due to the
         Class C noteholders, the amount of the deficiency will be withdrawn from the
         Class C reserve account and applied to pay interest on the Class C notes.

     •   Payments of Principal.    If, on and after the earliest to occur of (i) the
         date on which assets are sold following an event of default and acceleration of the Charge Series 2005-[__] notes, (ii) any date on or after the expected final payment date on which the amount on deposit in the principal funding account (to the extent such amount exceeds the sum of the outstanding dollar principal amount of the Class A notes and the Class B notes) plus the aggregate amount on deposit in the Class C reserve account for the Class C notes equals or exceeds the outstanding dollar principal amount of the Class C notes and (iii) the Charge Series 2005-[__] Legal Maturity Date, the amount on deposit in the principal funding account is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency will be withdrawn from the Class C reserve account and applied to pay principal of the Class C notes.

     •   Withdrawals of Excess Amounts.    If on any Payment Date with respect to which
         the Charge Series 2005-[__] notes have not been accelerated, the amount on deposit in the Class C reserve account is greater than the amount required to be on deposit therein, the excess will be withdrawn and paid to the holders of the Asset Pool One Transferor Certificate; provided that, on any day following an event of default and acceleration of the Charge Series 2005-[__] notes, funds available in the Class C reserve account will be used to fund any amounts owed to the Class C noteholders. After payment in full of the Class C notes, any amount remaining on deposit in the Class C reserve account will be paid to the holders of the Asset Pool One Transferor Certificate.

Targeted Deposits to the Accumulation Reserve Account

     If more than one deposit of principal is targeted for the Charge Series 2005-[__]
notes, the accumulation reserve account will be funded on the Payment Date prior to the Payment Date on which a deposit is first targeted as described above in "-Payments of Principal." The accumulation reserve account will be funded from Charge Series
2005-[__] Available Finance Charge Collections and Shared Excess Available Finance
Charge Collections, if any, allocated from other series of notes, as described above in "-Payments of Interest, Fees and Other Items."

                                          S-59

Withdrawals from the Accumulation Reserve Account

     Withdrawals will be made from the accumulation reserve account, but in no event more than the amount on deposit in the accumulation reserve account, in the following order:

     •   Interest.    If, on or prior to each Payment Date, the net investment earnings for amounts on deposit in the principal funding account are less than the sum of (i) the product of (a) the balance of such principal funding account, up to the outstanding dollar principal amount of the Class A notes, on the last day of the Monthly Period immediately preceding that Payment Date, (b) the Class A note interest rate for the related interest period and (c) the number of days in the related interest period divided by 360, (ii) the product of (a) the lesser of (1) the balance of such principal funding account in excess of the outstanding dollar principal amount of the Class A notes and (2) the outstanding dollar principal amount of the Class B notes on the last day of the Monthly Period immediately preceding that Payment Date, (b) the Class B note interest rate for the related interest period and (c) the number of days in the related interest period divided by 360, and (iii) the product of (a)
         the lesser of (1) the balance of such principal funding account in excess of the outstanding dollar principal amount of the Class A notes and the Class B notes and (2) the outstanding dollar principal amount of the Class C notes on the last day of the Monthly Period immediately preceding that Payment Date,
         (b) the Class C note interest rate for the related interest period and (c) the number of days in the related interest period divided by 360, then the indenture trustee will withdraw the shortfall from the accumulation reserve account, to the extent required and available, for treatment as Charge Series
         2005-[__] Available Finance Charge Collections with respect to the related
         Monthly Period.

     •   Withdrawals of Excess Amounts.    If on any Payment Date, the amount on
         deposit in the accumulation reserve account exceeds the amount required to be on deposit, the amount of such excess will be withdrawn from the accumulation reserve account and paid to the holders of the Asset Pool One Transferor
         Certificate; provided that, on any day following an event of default and acceleration of the Charge Series 2005-[__] notes, funds available in the accumulation reserve account will be used to fund any amounts owed to the
         Charge Series 2005-[__] noteholders. After payment in full of the Charge
         Series 2005-[__] notes, funds available in the accumulation reserve account will be paid to the holders of the Asset Pool One Transferor Certificate.

Final Payment of the Notes

     Charge Series 2005-[__] noteholders are entitled to payment of principal in an amount equal to the stated principal amount of their notes. However, Charge Series
2005-[__] Available Principal Collections will be allocated to pay principal on the
Charge Series 2005-[__] notes only up to the Charge Series 2005-[__] Nominal
Liquidation Amount, which will be reduced due to charge-offs resulting from any uncovered Charge Series 2005-[__] Default Amount or due to Reallocated Principal
Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__] Servicing Fee and past due amounts

                                          S-60

thereon. In addition, if there is a sale of assets in Asset Pool One following (i) an event of default and acceleration of the Charge Series 2005-[__] notes or (ii) the
Charge Series 2005-[__] legal maturity date, as described in "-Sale of Assets" in this prospectus supplement, the amount of assets sold will not exceed the sum of (i) the
Charge Series 2005-[__] Nominal Liquidation Amount and (ii) the product of the Charge
Series 2005-[__] Nominal Liquidation Amount and the Discount Option Percentage, plus any accrued, unpaid and additional interest due on the Charge Series 2005-[__] notes.
If the Charge Series 2005-[__] Nominal Liquidation Amount has been reduced, Charge
Series 2005-[__] noteholders will receive full payment of principal and interest only to the extent proceeds from the sale of assets and amounts which have been previously deposited into the issuer trust accounts for the Charge Series 2005-[__] notes are sufficient to pay the stated principal amount.

     Any class of Charge Series 2005-[__] notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

     •   the date of payment in full of the stated principal amount of, and all accrued, past due and additional interest on, that class of notes; and

     •   the date on which a sale of assets in Asset Pool One has taken place with respect to Charge Series 2005-[__], as described in "-Sale of Assets" in this prospectus supplement.

Shared Excess Available Finance Charge Collections

     Charge Series 2005-[__] is included in a group of series designated as Shared
Excess Available Finance Charge Collections Group A. Charge Series 2005-[__] Available
Finance Charge Collections in excess of the amount required to make all required deposits and payments for Charge Series 2005-[__] will be made available to other series included in Shared Excess Available Finance Charge Collections Group A whose allocation of Asset Pool One Finance Charge Collections is not sufficient to make its required deposits and payments. If Charge Series 2005-[__] Available Finance Charge
Collections are insufficient to make all required deposits and payments, Charge Series
2005-[__] will have access to Shared Excess Available Finance Charge Collections, if
any, from other series of notes in Shared Excess Available Finance Charge Collections
Group A. Shared Excess Available Finance Charge Collections allocated to Charge Series
2005-[__] will be allocated in the same manner and priority as Charge Series 2005-[__]
Available Finance Charge Collections as described in "-Payments of Interest, Fees and
Other Items" in this prospectus supplement.

     Shared Excess Available Finance Charge Collections will be allocated to cover shortfalls in Asset Pool One Finance Charge Collections allocated to other series of notes in Shared Excess Available Finance Charge Collections Group A, if any. If these shortfalls exceed Shared Excess Available Finance Charge Collections for any Monthly
Period, Shared Excess Available Finance Charge Collections will be allocated pro rata among the applicable series of notes in Shared Excess Available Finance Charge
Collections Group A based on the relative amounts of those

                                          S-61

shortfalls. Shared Excess Available Finance Charge Collections not needed to cover shortfalls will be paid to the holders of the Asset Pool One Transferor Certificate.

     Shared Excess Available Finance Charge Collections will not be available for application by other series of notes secured by Asset Pool One that are not included in Shared Excess Available Finance Charge Collections Group A or by any other series of notes secured by any other asset pool.

     The sharing of Shared Excess Available Finance Charge Collections will be discontinued if the issuer delivers to the indenture trustee a certificate to the effect that the continued sharing of Shared Excess Available Finance Charge
Collections would have adverse regulatory implications for any account owner or any transferor. Following the delivery by the issuer of any such certificate to the indenture trustee, there will not be any further sharing of Shared Excess Available
Finance Charge Collections.

     While any series of notes secured by Asset Pool One may be included in Shared
Excess Available Finance Charge Collections Group A, there can be no assurance that:

     -any other series will be included in such group,

     -there will be any Shared Excess Available Finance Charge Collections for any
Monthly Period, or

     -the issuer will not at any time deliver the certificate discontinuing sharing described above.

     While the issuer does not believe that, based on the applicable rules and regulations as currently in effect, the sharing of Shared Excess Available Finance
Charge Collections will have an adverse regulatory implication for any account owner or any transferor, there can be no assurance that this will continue to be true in the future.

Shared Excess Available Principal Collections

     Charge Series 2005-[__] is included in a group of series designated as Shared
Excess Available Principal Collections Group A. Charge Series 2005-[__] Available
Principal Collections for any Monthly Period will first be used to cover, during the controlled accumulation period, deposits of the applicable Controlled Deposit Amount to the principal funding account, and during the early amortization period, payments to the Charge Series 2005-[__] noteholders. Any remaining Charge Series 2005-[__]
Available Principal Collections for such Monthly Period will be made available to other series included in Shared Excess Available Principal Collections Group A whose allocation of Asset Pool One Principal Collections is not sufficient to make its required principal deposits and payments. If Charge Series 2005-[__] Available
Principal Collections are not sufficient to make all required deposits and payments,
Charge Series 2005-[__] will have access to Shared Excess Available Principal
Collections, if any, allocated from other series of notes. Shared Excess Available
Principal Collections allocated to Charge Series 2005-[__] will be allocated in the same manner and priority as Charge Series

                                          S-62

2005-[__] Available Principal Charge Collections as described in "-Payments of Principal"
in this prospectus supplement.

     Shared Excess Available Principal Collections will be allocated to cover shortfalls in Asset Pool One Principal Collections allocated to other series of notes in Shared Excess Available Principal Collections Group A, if any. If these shortfalls exceed Shared Excess Available Principal Collections for any Monthly Period, Shared
Excess Available Principal Collections will be allocated pro rata among the applicable series of notes in Shared Excess Available Principal Collections Group A based on the relative amounts of those shortfalls. Shared Excess Available Principal Collections not needed to cover shortfalls will be paid to the holders of the Asset Pool One
Transferor Certificate.

     Shared Excess Available Principal Collections will not be available for application by other series of notes secured by Asset Pool One that are not included in Shared Excess Available Principal Collections Group A or by any other series of notes secured by any other asset pool.

     While any series of notes secured by Asset Pool One may be included in Shared
Excess Available Principal Collections Group A, there can be no assurance that any other series will be included in Shared Excess Available Principal Collections Group A
or that there will be any Shared Excess Available Principal Collections.

Servicer Compensation

     The servicer is entitled to receive a monthly servicing fee, referred to as the
Asset Pool One Servicing Fee, as compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer. For each month, the Asset
Pool One Servicing Fee will equal the sum of (i) the amount of the servicing fee for the receivables included in Asset Pool One, referred to as the Asset Pool One
Receivables Servicing Fee and (ii) the amount of the servicing fee for each collateral certificate included in Asset Pool One. The portion of the Asset Pool One Servicing
Fee allocated to the Charge Series 2005-[__] noteholders, referred to as the Charge
Series 2005-[__] Servicing Fee, will be paid from Charge Series 2005-[__] Available
Finance Charge Collections and Shared Excess Available Finance Charge Collections, if
any, allocated from other series of notes, as described in "-Payments of Interest,
Fees and Other Items" in this prospectus supplement.

                                      Underwriting

     Subject to the terms and conditions of the underwriting agreement for these Charge
Series 2005-[__] notes, the issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A notes, the Class B notes and the Class C notes set forth opposite its name:

                                          S-63

                                                                                 Principal
Underwriters of the Class A Notes                                                  Amount
--------------------------------------------------------------------------       ----------
{A Co.}                                                                         $
{B Co.}
{C Co.}

                                                                                 ----------
                                                                                $

                                                                                 Principal
Underwriters of the Class B Notes                                                  Amount
--------------------------------------------------------------------------       ----------
{A Co.}                                                                         $
{B Co.}
{C Co.}

                                                                                 Principal
Underwriters of the Class C Notes                                                  Amount
--------------------------------------------------------------------------       ----------
{A Co.}                                                                         $
{B Co.}
{C Co.}

                                                                                 ----------
                                                                                $

     The underwriting agreement provides that the obligation of the Class A underwriters to pay for and accept delivery of the Class A notes, the obligation of the Class B underwriters to pay for and accept delivery of the Class B notes and the obligation of the Class C underwriters to pay for and accept delivery of the Class C notes are subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Charge Series 2005-[__] notes offered hereby will be issued if any are issued.

     The Class A underwriters have advised the issuer that the several underwriters propose initially to offer the Class A notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [___]% of the principal amount of the Class A notes. The Class A

                                          S-64

underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [___]% of the principal amount of the Class A notes.

     The Class B underwriters have advised the issuer that the several underwriters propose initially to offer the Class B notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [___]% of the principal amount of the Class B notes. The Class B underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [___]% of the principal amount of the Class B notes.

     The Class C underwriters have advised the issuer that the several underwriters propose initially to offer the Class C notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [___]% of the principal amount of the Class C notes. The Class C underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [___]% of the principal amount of the Class C notes.

     After the public offering, the public offering price and other selling terms may be changed by the underwriters.

     Each underwriter of these Charge Series 2005-[__] notes has agreed that:

     •   it has not offered or sold, and will not offer or sell any Charge Series
         2005-[__] notes to persons in the United Kingdom prior to the expiration of the period six months from the date of their issuance, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom, within the meaning of the Public Offers of Securities
         Regulations 1995 (the "Regulations") and the Financial Services and Markets
         Act 2000 (the "FSMA");

     •   it has complied and will comply with all applicable provisions of the
         Regulations and FSMA with respect to anything done by it in relation to the
         Charge Series 2005-[__] notes in, from or otherwise involving the United
         Kingdom; and

     •   it has only and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Charge Series 2005-[__] notes in circumstances in which Section 21(1)
         of the FSMA does not apply to the issuer.

                                          S-65

     In connection with the sale of these Charge Series 2005-[__] notes, the underwriters may engage in:

     •   over-allotments, in which members of the syndicate selling these Charge Series
         2005-[__] notes sell more notes than the issuer actually sold to the syndicate, creating a syndicate short position;

     •   stabilizing transactions, in which purchases and sales of these Charge Series
         2005-[__] notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

     •   syndicate covering transactions, in which members of the selling syndicate purchase these Charge Series 2005-[__] notes in the open market after the distribution has been completed in order to cover syndicate short positions;
         and

     •   penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of these Charge Series 2005-[__] notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

     These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of these Charge Series 2005-[__] notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

     The issuer and the transferors will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.

     The issuer will receive proceeds of approximately $[________] from the sale of these Charge Series 2005-[__] notes. This amount represents [____]% of the principal amount of those notes. The issuer will receive this amount net of the underwriting discount of $[______]. The underwriting discount represents [____]% of the principal amount of those notes. Additional offering expenses are estimated to be $[_____]. The issuer will pay those proceeds to the transferors, who will use the proceeds as described in "Use of Proceeds" in this prospectus supplement.

                                          S-66

                                Glossary of Defined Terms

      "Addition Limit" means, with respect to Asset Pool One, the number of Additional
Accounts designated to be included in the Asset Pool One Portfolio without prior rating agency consent which would either:

     • for any three consecutive Monthly Periods, equal 15% of the number of accounts designated to be included in the Asset Pool One Portfolio as of the first day of such three Monthly Periods, or

     • for any twelve consecutive Monthly Periods, equal 20% of the number of accounts designated to be included in the Asset Pool One Portfolio as of the first day of such twelve Monthly Periods.

      "Additional Accounts" means any Eligible Accounts designated to be included in the Asset Pool One Portfolio pursuant to an addition and whose receivables are transferred to Asset Pool One as described in "The Notes-Addition of Assets" in this prospectus supplement. Additional Accounts include both Aggregate Addition Accounts and New Accounts.

      "Aggregate Addition Accounts" means any Additional Accounts, other than New
Accounts, designated to be included in the Asset Pool One Portfolio.

      "Adjusted Outstanding Dollar Principal Amount" means, for any date of determination, the Charge Series 2005-[__] Nominal Liquidation Amount as of that date, less any amounts on deposit in the principal funding account.

      "Asset Pool One Default Amount" means, for any Monthly Period, the Default
Amount for Asset Pool One for such Monthly Period.

      "Asset Pool One Finance Charge Collections" means, for any Monthly Period, the amount of Finance Charge Collections received with respect to Asset Pool One Finance
Charge Receivables and the collateral certificates, if any, included in Asset Pool
One, in each case for such Monthly Period, plus the amount of investment earnings, if any, on amounts on deposit in the collection account and the excess funding account for Asset Pool One for such Monthly Period.

      "Asset Pool One Finance Charge Receivables" means Discount Option Receivables.

      "Asset Pool One Pool Balance" has the meaning described in "The Notes-Asset Pool
One Required Pool Balance" in this prospectus supplement.

      "Asset Pool One Portfolio" means the initial accounts and any Additional
Accounts selected from the Total Charge Portfolio to have their receivables included in Asset Pool One based on the eligibility criteria specified in the transfer and servicing agreement and the Asset Pool One supplement.

      "Asset Pool One Principal Collections" means, for any Monthly Period, the amount of Principal Collections received with respect to Asset Pool One Principal Receivables and the

                                          S-67

collateral certificates, if any, included in Asset Pool One, in each case for such Monthly Period, plus the amount of funds withdrawn from the excess funding account for Asset Pool One for such Monthly Period which are required to be deposited into the collection account for Asset Pool One and treated as Asset Pool One Principal
Collections as described under "The Notes-The Excess Funding Account" in this prospectus supplement.

      "Asset Pool One Principal Receivables" means, at any time, the aggregate outstanding dollar amount of all Asset Pool One Receivables other than Asset Pool One
Finance Charge Receivables.

      "Asset Pool One Receivables" means all amounts shown on the servicer's records as amounts payable by the obligors on any account in the Asset Pool One Portfolio from time to time, including amounts payable for principal receivables and finance charge receivables.  Receivables that become Defaulted Receivables will cease to be included as Asset Pool One Receivables as of the day on which they become Defaulted Receivables.

      "Asset Pool One Receivables Servicing Fee" means, for any Monthly Period, one-twelfth of the product of (i) the Asset Pool One Receivables Servicing Fee
Percentage and (ii) the aggregate amount of Asset Pool One Principal Receivables as of the close of business on the last day of the prior Monthly Period.

      "Asset Pool One Receivables Servicing Fee Percentage" means 2.00% per year.

      "Asset Pool One Required Pool Balance" has the meaning described in "The
Notes-Asset Pool One Required Pool Balance" in this prospectus supplement.

      "Asset Pool One Required Transferor Amount" has the meaning described in "The
Notes-Asset Pool One Required Transferor Amount" in this prospectus supplement.

      "Asset Pool One Required Transferor Amount Percentage" means [__]% or such other percentage as will be designated from time to time by the transferors, but, if that other percentage is less than [__]%, the transferors must provide the indenture trustee with written confirmation that the Rating Agency Condition has been satisfied and an Issuer Tax Opinion.

      "Asset Pool One Servicing Fee" has the meaning described in "Deposit and
Application of Funds-Servicer Compensation" in this prospectus supplement.

      "Asset Pool One Transferor Amount" means, for any Monthly Period, an amount, not less than zero, equal to (i) the Asset Pool One Pool Balance as of the close of business on the last day of such Monthly Period, minus (ii) the aggregate Nominal
Liquidation Amount of all notes secured by Asset Pool One as of the close of business on such day.

      "Asset Pool One Transferor Certificate" means (i) the certificate representing the Asset Pool One Transferor Amount or (ii) the uncertificated interest in Asset Pool
One comprising the Asset Pool One Transferor Amount.

      "Asset Pool One Transferor Percentage" means, for any Monthly Period, 100% minus
(i) with respect to Asset Pool One Principal Collections, the sum of the Principal
Allocation

                                          S-68

Percentages for all series of notes secured by Asset Pool One or (ii) with respect to Asset Pool
One Finance Charge Collections, the Asset Pool One Servicing Fee or the Asset Pool One Default
Amount, as applicable, the sum of the Floating Allocation Percentages for all series of notes secured by Asset Pool One.

      "Base Rate" means, for any Monthly Period, the sum of (i) the annualized percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B
Monthly Interest and the Class C Monthly Interest for such Monthly Period and the denominator of which is the outstanding dollar principal amount of the Charge Series
2005-[__] notes as of the last day of the preceding Monthly Period and (ii) the Asset
Pool One Receivables Servicing Fee Percentage for the Monthly Period.

      "Charge Series 2005-[__] Available Finance Charge Collections" means, for any
Monthly Period, an amount equal to the sum of:

     •   the amount of Reallocation Group A Finance Charge Collections allocated to
         Charge Series 2005-[__] for such Monthly Period as described in "Deposit and
         Application of Funds-Reallocations Among Different Series Within Reallocation
         Group A" in this prospectus supplement;

     •   if such Monthly Period relates to a Payment Date with respect to the controlled accumulation period, net investment earnings, if any, on amounts on deposit in the principal funding account;

     •   amounts, if any, to be withdrawn from the accumulation reserve account that must be included in Charge Series 2005-[__] Available Finance Charge
         Collections pursuant to the Charge Series 2005-[__] indenture supplement with respect to the related Payment Date; and

     •   any other amounts specified in the Charge Series 2005-[__] indenture supplement.

      "Charge Series 2005-[__] Available Principal Collections" means, for any Monthly
Period, Charge Series 2005-[__] Principal Collections, minus Reallocated Principal
Collections, plus any Charge Series 2005-[__] Available Finance Charge Collections
available to cover the Charge Series 2005-[__] Default Amount or to reimburse reductions in the Charge Series 2005-[__] Nominal Liquidation Amount due to
charge-offs resulting from any uncovered Charge Series 2005-[__] Default Amount and due to Reallocated Principal Collections used to pay shortfalls in interest on the
Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__]
Servicing Fee and past due amounts thereon, plus, following an event of default and acceleration of the Charge Series 2005-[__] notes, Charge Series 2005-[__] Available
Finance Charge Collections, if any, available in the ninth clause in "Deposit and
Application of Funds-Payments of Interest, Fees and Other Items" in this prospectus supplement.

      "Charge Series 2005-[__] Default Amount" means, for any Monthly Period, an amount equal to the Charge Series 2005-[__] Floating Allocation Percentage times the
Asset Pool One Default Amount for such Monthly Period.

                                          S-69

      "Charge Series 2005-[__] Finance Charge Collections" has the meaning specified in "Deposit and Application of Funds-Allocations of Asset Pool Finance Charge
Collections, Asset Pool One Principal Collections, the Asset Pool One Default Amount
and the Asset Pool One Servicing Fee" in this prospectus supplement.

      "Charge Series 2005-[__] Floating Allocation Percentage" means, for any Monthly
Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

      •     the numerator of which is the Charge Series 2005-[__] Nominal Liquidation
            Amount as of the last day of the preceding Monthly Period (or, for the first Monthly Period, the initial dollar principal amount of the Charge
            Series 2005-[__] notes); and

      •     the denominator of which is the greater of:

            (i)   the Asset Pool One Pool Balance as of the last day of the preceding
                  Monthly Period (or, for the first Monthly Period, the Asset Pool One
                  Pool Balance as of the issuance date), and

            (ii)  the sum of the Nominal Liquidation Amounts as of the last day of the preceding Monthly Period for all series of notes secured by Asset
                  Pool One for such Monthly Period;

      However, the amount calculated above pursuant to clause (i) of the denominator shall be increased by (a) the aggregate amount of Asset Pool One Principal
      Receivables or additional collateral certificates added to Asset Pool One during such Monthly Period or (b) the aggregate amount by which the Invested Amount of an existing collateral certificate included in Asset Pool One was increased during such Monthly Period and shall be decreased by the aggregate amount of
      Asset Pool One Principal Receivables or collateral certificates removed from
      Asset Pool One during such Monthly Period, as though such receivables or collateral certificates had been added to or removed from, as the case may be,
      Asset Pool One as of the first day of such Monthly Period.

      "Charge Series 2005-[__] Legal Maturity Date" means the [________] Payment Date.

      "Charge Series 2005-[__] Nominal Liquidation Amount" means, as of the issuance date of the Charge Series 2005-[__] notes, the initial dollar principal amount of the
Charge Series 2005-[__] notes and on any date of determination thereafter, the sum of, without duplication,

      •     the Charge Series 2005-[__] Nominal Liquidation Amount determined on the immediately prior date of determination, plus

      •     all reimbursements of reductions in the Charge Series 2005-[__] Nominal
            Liquidation Amount due to charge-offs resulting from any uncovered Charge
            Series 2005-[__] Default Amount and due to Reallocated Principal
            Collections used to pay shortfalls in interest on the Class A notes or the
            Class B notes or shortfalls in the Charge Series 2005-[__] Servicing Fee and past due amounts thereon since the prior date of determination, minus

                                          S-70

      •     any reductions in the Charge Series 2005-[__] Nominal Liquidation Amount
            from an allocation of charge-offs resulting from any uncovered Charge
            Series 2005-[__] Default Amount since the prior date of determination, minus

      •     any reductions in the Charge Series 2005-[__] Nominal Liquidation Amount
            due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the
            Charge Series 2005-[__] Servicing Fee since the prior date of determination, minus

      •     the amount deposited in the principal funding account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on that day);

      provided, however, that (i) the Charge Series 2005-[__] Nominal Liquidation
      Amount may never be less than zero, (ii) the Charge Series 2005-[__] Nominal
      Liquidation Amount may never be greater than the Adjusted Outstanding Dollar
      Principal Amount; and provided further that, if there is a sale of assets in
      Asset Pool One following (i) an event of default and acceleration of the Charge
      Series 2005-[__] notes or (ii) the Charge Series 2005-[__] Legal Maturity Date
      as described in "Deposit and Application of Funds-Sale of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes-Sale of Assets" in
      the accompanying prospectus, the Charge Series 2005-[__] Nominal Liquidation
      Amount will be reduced to zero upon such sale.

      "Charge Series 2005-[__] Principal Allocation Percentage" means, for any Monthly
Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

      •     the numerator of which is (i) during the revolving period, the Charge
            Series 2005-[__] Nominal Liquidation Amount as of the last day of the preceding Monthly Period (or, for the first Monthly Period, the initial dollar principal amount of the Charge Series 2005-[__] notes) and (ii)
            during the controlled accumulation period or the early amortization period, the Charge Series 2005-[__] Nominal Liquidation Amount as of the
            close of business on the last day of the revolving period; and

      •     the denominator of which is the greater of:

            (i)   the Asset Pool One Pool Balance as of the last day of the preceding
                  Monthly Period (or, for the first Monthly Period, the Asset Pool One
                  Pool Balance as of the issuance date), and

            (ii)  the sum of the Nominal Liquidation Amounts as of the last day of the preceding Monthly Period for all series of notes secured by Asset
                  Pool One for such Monthly Period;

      However, the amount calculated above pursuant to clause (i) of the denominator shall be increased by (a) the aggregate amount of Asset Pool One Principal
      Receivables or additional collateral certificates added to Asset Pool One during such Monthly Period or (b) the aggregate amount by which the Invested Amount of an existing collateral certificate included in Asset Pool One was increased during such Monthly Period and

                                          S-71

      shall be decreased by the aggregate amount of Asset Pool One Principal Receivables or collateral certificates removed from Asset Pool One during such Monthly Period, as though such receivables or collateral certificates had been added to or removed from, as the case may be, Asset Pool One as of the first day of such Monthly Period.

      "Charge Series 2005-[__] Principal Collections" has the meaning specified in
"Deposit and Application of Funds-Allocations of Asset Pool One Finance Charge
Collections, Asset Pool One Principal Collections, the Asset Pool One Default Amount
and the Asset Pool One Servicing Fee" in this prospectus supplement.

      "Charge Series 2005-[__] Servicing Fee" means, for any Monthly Period, the Asset
Pool One Servicing Fee for such Monthly Period times the Charge Series 2005-[__]
Floating Allocation Percentage for such Monthly Period.

      "Class A Additional Interest" means, for any Interest Payment Date, the product of:

      •     the excess of Class A Monthly Interest for that Interest Payment Date and any unpaid Class A Monthly Interest for a prior Interest Payment Date over the aggregate amount of funds allocated and available to pay Class A
            Monthly Interest for that Interest Payment Date;

      •     the Class A note interest rate in effect for the Interest Period related to the current Interest Payment Date; and

      •     the actual number of days in that Interest Period divided by 360.

      "Class A Monthly Interest" means, for any Interest Payment Date, the product of:

      •     the Class A note interest rate in effect for the Interest Period related to the current Interest Payment Date;

      •     the actual number of days in that Interest Period; and

      •     the outstanding dollar principal amount of the Class A notes as of the related Record Date;

      provided, however, that for the first Interest Payment Date, Class A Monthly
      Interest shall be equal to the interest accrued on the initial dollar principal amount of the Class A notes at the Class A note interest rate for the period from and including the issuance date to but excluding the first Interest Payment
      Date.

      "Class B Additional Interest" means, for any Interest Payment Date, the product of:

      •     the excess of Class B Monthly Interest for that Interest Payment Date and any unpaid Class B Monthly Interest for a prior Interest Payment Date over the aggregate amount of funds allocated and available to pay Class B
            Monthly Interest for that Interest Payment Date;

                                          S-72

      •     the Class B note interest rate in effect for the Interest Period related to the current Interest Payment Date; and

      •     the actual number of days in that Interest Period divided by 360.

      "Class B Monthly Interest" means, for any Interest Payment Date, the product of:

      •     the Class B note interest rate in effect for the Interest Period related to the current Interest Payment Date;

      •     the actual number of days in that Interest Period; and

      •     the outstanding dollar principal amount of the Class B notes as of the related Record Date;

      provided, however, that for the first Interest Payment Date, Class B Monthly
      Interest shall be equal to the interest accrued on the initial dollar principal amount of the Class B notes at the Class B note interest rate for the period from and including the issuance date to but excluding the first Interest Payment
      Date.

      "Class C Additional Interest" means, for any Interest Payment Date, the product of:

      •     the excess of Class C Monthly Interest for that Interest Payment Date and any unpaid Class C Monthly Interest for a prior Interest Payment Date over the aggregate amount of funds allocated and available to pay Class C
            Monthly Interest for that Interest Payment Date;

      •     the Class C note interest rate in effect for the Interest Period related to the current Interest Payment Date; and

      •     the actual number of days in that Interest Period divided by 360.

      "Class C Monthly Interest" means, for any Interest Payment Date, the product of:

      •     the Class C note interest rate in effect for the Interest Period related to the current Interest Payment Date;

      •     the actual number of days in that Interest Period; and

      •     the outstanding dollar principal amount of the Class C notes as of the related Record Date;

      provided, however, that for the first Interest Payment Date, Class C Monthly
      Interest shall be equal to the interest accrued on the initial dollar principal amount of the Class C notes at the Class C note interest rate for the period from and including the issuance date to but excluding the first Interest Payment
      Date.

      "Controlled Accumulation Amount" means, for any Payment Date relating to the controlled accumulation period, $[_______]; provided, however, that if the commencement of

                                          S-73

the controlled accumulation period is delayed as described in "The Notes-Principal
Payments-Postponement of Controlled Accumulation Period" in this prospectus supplement, the Controlled Accumulation Amount will be $[________].

      "Controlled Deposit Amount" means, for any Payment Date relating to the controlled accumulation period, an amount equal to the sum of the Controlled
Accumulation Amount for such Payment Date and any Deficit Controlled Accumulation
Amount for the immediately preceding Payment Date.

      "Deficit Controlled Accumulation Amount" means:

      •     on the first Payment Date for the controlled accumulation period, the excess, if any, of the Controlled Accumulation Amount for such Payment
            Date over the amount deposited in the principal funding account on such
            Payment Date, and

      •     on each subsequent Payment Date for the controlled accumulation period, the excess, if any, of the Controlled Deposit Amount for such Payment Date and any then existing Deficit Controlled Accumulation Amount over the amount deposited in the Principal Funding Account on such Payment Date.

      "Discount Option Percentage" has the meaning specified in "The Notes-Discount
Option" in this prospectus supplement.

      "Discount Option Receivables" means on any Date of Processing occurring in any
Monthly Period following the Monthly Period in which a discount option date occurs, the product of (a) the Discount Option Percentage and (b) Asset Pool One Receivables
outstanding on such Date of Processing.

      "Eligible Account" means, with respect to Asset Pool One, a charge account owned by an account owner and its successors and permitted assigns which, as of the respective selection date, is a charge account:

      •     in existence and maintained by an account owner or such successors or assigns;

      •     is payable in United States dollars;

      •     has an accountholder that has not been confirmed by the servicer in its computer files as being involved in a bankruptcy proceeding;
      •     has not been sold or pledged to any other party except for any other account owner that has entered into a receivables purchase agreement or a transferor;

      •     does not have receivables which have been sold or pledged to any other party other than American Express Credit Corporation pursuant to the applicable receivables purchase agreement or a transferor;

      •     has an accountholder who has provided as his or her most recent billing address an address located in the United States, its territories or possessions or Canada or a United States military address (provided, however, that, at any time, up to 5% of

                                          S-74

            the aggregate amount of Asset Pool One Receivables may have accountholders who have provided as their most recent billing addresses, addresses outside of such jurisdictions);

      •     has not been identified as an account with respect to which the related card has been lost or stolen (if such account is a charge card account);
            and

      •     does not have receivables that are Defaulted Receivables and does not have any receivables that have been identified by the servicer as having been incurred as a result of fraudulent use of any related charge card.

Eligible Accounts may include accounts, the receivables of which have been written off or with respect to which the servicer has confirmed the related accountholder is bankrupt, in each case as of the applicable selection date; provided that:

      •     the balance of all receivables included in such accounts is reflected on the books and records of the related account owner (and is treated for purposes of the transfer and servicing agreement) as "zero," and

      •     charging privileges with respect to all such accounts have been canceled in accordance with the account guidelines and will not be reinstated by the applicable account owner or the servicer.

      "Excess Spread Percentage" means, as determined on the Business Day prior to each Payment Date, the amount, if any, by which the Portfolio Yield for the related
Monthly Period exceeds the Base Rate for such Monthly Period.

      "Interest Payment Date" means [_______] and the 15th day of each following month or, if the 15th day is not a Business Day, the following Business Day.

      "Interest Period" means the period beginning on and including an Interest
Payment Date and ending on but excluding the next Interest Payment Date; provided that the first Interest Period will begin on and include the issuance date and end on but exclude the [__________] Interest Payment Date.

      "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in
United States dollars for a one-month period which appears on Telerate Page 3750 as of
11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page
3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four reference banks in the London interbank market for a one-month period (commencing on the first day of the relevant Interest Period). The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00
a.m., New York City time, on that day for loans in United States dollars to leading
European banks for a one-month period (commencing on the first day of the relevant
Interest Period). If the banks selected by the

                                          S-75

servicer are not quoting rates as provided in the immediately preceding sentence, LIBOR for such Interest Period will be LIBOR for the immediately preceding Interest Period.

      "LIBOR Determination Date" means, for each of the Class A note interest rate, the Class B note interest rate and the Class C note interest rate, (i) for the initial
Interest Period, the second London Business Day prior to the issuance date and (ii)
for each Interest Period following the initial Interest Period, the second London
Business Day prior to the first day of such Interest Period. For purposes of the LIBOR
Determination Date, a London Business Day is any day on which dealings in deposits in
United States dollars are transacted in the London interbank market.

      "Monthly Principal" means, for any Payment Date during the controlled accumulation period and the early amortization period, an amount equal to the least of:

      •     the Charge Series 2005-[__] Available Principal Collections on deposit in the collection account for Asset Pool One with respect to that Payment
            Date;

      •     for each Payment Date with respect to the controlled accumulation period, the Controlled Deposit Amount for that Payment Date; and

      •     the Charge Series 2005-[__] Nominal Liquidation Amount (as adjusted for any charge-offs resulting from any uncovered Charge Series 2005-[__]
            Default Amount and Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__] Servicing Fee and past due amounts thereon on that Payment Date).

      "Monthly Subordination Amount" means, for any Monthly Period, the sum of:

                                          S-76

(i)   the lower of:

(a)   the excess of the amounts needed to pay current and past due Class A Monthly
         Interest and Class A Additional Interest as described in the first clause of
         "Deposit and Application of Funds-Payments of Interest, Fees and Other Items"
         in this prospectus supplement and the Charge Series 2005-[__] Servicing Fee as described in the fourth clause of "Deposit and Application of
         Funds-Payments of Interest, Fees and Other Items" in this prospectus supplement over the Charge Series 2005-[__] Available Finance Charge
         Collections and Shared Excess Available Finance Charge Collections, if any,
         allocated from other series of notes that are allocated to cover these amounts; and

            (b)   [___]% of the initial Charge Series 2005-[__] Nominal Liquidation
         Amount minus the amount of unreimbursed charge-offs resulting from any uncovered Charge Series 2005-[__] Default Amount and unreimbursed Reallocated
         Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__] Servicing
         Fee and past amounts due thereon; plus

(ii)  the lower of:

(a)   the excess of the amounts needed to pay current and past due Class B Monthly
         Interest and Class B Additional Interest, as described in the second clause of "Deposit and Application of Funds-Payments of Interest, Fees and Other
         Items" in this prospectus supplement over the Charge Series 2005-[__]
         Available Finance Charge Collections and Shared Excess Available Finance
         Charge Collections, if any, allocated from other series of notes that are allocated to cover these amounts; and

(b)   [___]% of the initial Charge Series 2005-[__] Nominal Liquidation Amount minus the amount of unreimbursed charge-offs resulting from any uncovered Charge
         Series 2005-[__] Default Amount and unreimbursed Reallocated Principal
         Collections used to pay shortfalls in interest on the Class A notes or the
         Class B notes or shortfalls in the Charge Series 2005-[__] Servicing Fee and past due amounts thereon, including any amounts allocated pursuant to clause
         (i) above with respect to the related Payment Date.

      "New Accounts" are those Additional Accounts that a transferor may from time to time, in its sole discretion, designate to be included in the Asset Pool One
Portfolio, subject to the limitations and conditions specified under "The
Notes-Addition of Assets" and in the Asset Pool One supplement.

      "Payment Date" means any Interest Payment Date or date on which principal of the
Charge Series 2005-[__] notes is scheduled to be deposited into the principal funding account or paid to the noteholders, as applicable.

      "Portfolio Yield" means, for any Monthly Period, the percentage equivalent
(which percentage shall never exceed 100%) of a fraction:

      •     the numerator of which is equal to the sum of:

            (i)   Charge Series 2005-[__] Available Finance Charge Collections for
                  such Monthly Period, plus

            (ii)  any Shared Excess Available Finance Charge Collections for such
                  Monthly Period, minus

            (iii) the Charge Series 2005-[__] Default Amount for such Monthly Period;
                  and

      •     the denominator of which is the Charge Series 2005-[__] Nominal
            Liquidation Amount as of the last day of the preceding Monthly Period.

      "Reallocation Group A Additional Amounts" means, for any Payment Date, the sum of the amounts determined with respect to each series in Reallocation Group A equal to an amount equal to the amount by which the Nominal Liquidation Amount of any such series has been reduced due to charge-offs resulting from any uncovered default amount or due to

                                          S-77

 reallocations of available principal collections to pay shortfalls in interest and any other amounts specified in the related prospectus supplement.

      "Reallocation Group A Default Amount" means, for any Payment Date, the sum of the amounts determined with respect to each series in Reallocation Group A equal to the product of:

      •     the Asset Pool One Default Amount, and

      •     the applicable Floating Allocation Percentage for each series for that
            Payment Date.

      "Reallocation Group A Fees" means, for any Payment Date, the sum of the amounts determined with respect to each series in Reallocation Group A equal to the product of:

      •     the Asset Pool One Servicing Fee with respect to the related Monthly
            Period and any other similar fees with respect to such Monthly Period which are paid out of Reallocation Group A Finance Charge Collections for
            that series pursuant to the related prospectus supplement, and

      •     the applicable Floating Allocation Percentage for each series for that
            Payment Date.

      "Reallocation Group A Finance Charge Collections" means, for any Payment Date, the sum of the amounts determined with respect to each series in Reallocation Group A equal to the product of:

      •     Asset Pool One Finance Charge Collections with respect to the related
            Monthly Period, and

      •     the applicable Floating Allocation Percentage for each series for that
            Payment Date.

      "Reallocation Group A Interest" means, for any Payment Date, the sum of the aggregate amount of monthly interest, including overdue monthly interest and any additional interest, if applicable, for all series in Reallocation Group A.

      "Reallocated Principal Collections" means, for any Monthly Period, Charge Series
2005-[__] Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Charge Series 2005-[__] Servicing Fee and past due amounts thereon, in an amount equal to the lesser of:

      •     the Monthly Subordination Amount for such Monthly Period; and

      •     Charge Series 2005-[__] Principal Collections for such Monthly Period.

      "Record Date" means, for any Payment Date, the last day of the calendar month immediately preceding that Payment Date.

                                          S-78

      "Required Excess Spread Percentage" means 0%.

      "Segment" has the meaning described in "The Total Charge Portfolio-General" in this prospectus supplement.

      "Shared Excess Available Finance Charge Collections" means, for any Monthly
Period, as of the related date of determination, with respect to any series of notes in Shared Excess Available Finance Charge Collections Group A, the sum of (i) the
amount of Charge Series 2005-[__] Available Finance Charge Collections with respect to such Monthly Period, available in the tenth clause in "Deposit and Application of
Funds-Payments of Interest, Fees and Other Items" in this prospectus supplement and
(ii) the Finance Charge Collections remaining after all required deposits and payments from all other series identified as belonging to Shared Excess Available Finance
Charge Collections Group A which the applicable indenture supplements for those series specify are to be treated as "Shared Excess Available Finance Charge Collections."

      "Shared Excess Available Finance Charge Collections Group A" means the various series of notes secured by Asset Pool One - including the Charge Series 2005-[__]
notes - that have been designated as a single group for the purpose of sharing Shared
Excess Available Finance Charge Collections.

      "Shared Excess Available Principal Collections" means, for any Monthly Period, the sum of (i) with respect to the Charge Series 2005-[__] notes, the amount of Charge
Series 2005-[__] Available Principal Collections remaining after all deposits and payments described in "Deposit and Application of Funds-Payments of Principal" in this prospectus supplement, (ii) with respect to any other series of notes in Shared Excess
Available Principal Collections Group A, the Asset Pool One Principal Collections
allocated to that series of notes secured by Asset Pool One remaining after all required deposits and payments that are specified to be treated as Shared Excess
Available Principal Collections in the applicable indenture supplement and (iii) the aggregate amount on deposit in the excess funding account for Asset Pool One allocable to all series of notes in Shared Excess Available Principal Collections Group A
following any deposit or withdrawal made during that month as described in "The
Notes-The Excess Funding Account" in this prospectus supplement.

      "Shared Excess Available Principal Collections Group A" means the various series of notes secured by Asset Pool One - including the Charge Series 2005-[__] notes -
that have been designated as a single group for the purpose of sharing Shared Excess
Available Principal Collections.

      "Telerate Page 3750" means the display page currently so designated on the
Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

      "Total Charge Portfolio" means the portfolio of consumer, small business and commercial charge accounts owned by TRS, Centurion, FSB or any of their affiliates from which the accounts designated to be included in the Asset Pool One Portfolio are selected.

                                          S-79

                                                                                 Annex I

      Outstanding Series, Classes and Tranches of Notes Secured by Asset Pool One
       The information provided in this Annex I is an integral part of the prospectus supplement.

Charge Series 2005-[__] is the first series of notes secured by Asset Pool One.

                                            A-1